UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SVB FINANCIAL GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders

Thursday, April 26, 2012

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2012 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 26, 2012 at 4:30 p.m., local time. The purposes of the meeting are to:

1.	Elect twelve (12) directors to serve for the ensuing year and until their successors are elected.

2.	Approve the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,100,000 shares of common stock for issuance thereunder.

3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012.

4.	Hold an advisory (non-binding) vote on the Company’s executive compensation (“Say on Pay”).

5.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted.

Only stockholders of record at the close of business on February 28, 2012 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alex W. "Pete" Hart
Alex W. “Pete” Hart
Chairman of the Board

Santa Clara, California

March 7, 2012

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL TWELVE (12) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

Proxy Statement—Table of Contents

*	Indicates matters to be voted on at the Annual Meeting.

Mailed to Stockholders on or about March 16, 2012

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

INFORMATION CONCERNING THE PROXY SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at the 2012 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 26, 2012 at 4:30 p.m., local time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.) Only stockholders of record on February 28, 2012 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 43,788,864 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), outstanding.

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. The Company’s principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and its telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2011 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. See also “Delivery of Proxy Materials” below.

Voting

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Notice Regarding the Availability of Proxy Materials,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

The Company counts abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors). Accordingly, in cases other than the election of directors, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, the proposed amendment to the Company’s 2006 Equity Incentive Plan, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

Voting Required

The vote required for each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	You May Vote

Proposal No. 1 - Election of Directors	Plurality of Votes Cast	No	FOR or WITHHOLD

Proposal No. 2 – Approval of the Company’s 2006 Equity Incentive Plan, as amended and restated	Majority of Votes Cast	No	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Ratification of Auditors	Majority of Votes Cast	Yes	FOR, AGAINST or ABSTAIN

Proposal No. 4 - Advisory Vote on Say on Pay	Majority of Votes Cast	No	FOR, AGAINST or ABSTAIN

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of the Company’s nominees to the Board of Directors,

•	“FOR” approval of the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,100,000 shares of common stock for issuance thereunder,

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012,

•	“FOR” approval of an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 16, 2012. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2011 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the

Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Lisa Bertolet, Stock Administration

Telephone: (408) 654-7400

Facsimile: (408) 496-2405

Email: lbertolet@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which the Company manages its business and to maintaining the Company’s integrity in the marketplace. Our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, Directors’ Loan Committee, Finance Committee and Governance Committee of our Board of Directors are available at www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Greg Becker, our President and Chief Executive Officer, all of our current directors and director nominees, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, as currently in effect.

Board Leadership – Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Pete Hart, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Mr. Hart will not be standing for election for the 2012-2013 term. Subject to his election, Mr. Roger Dunbar is expected to serve as the Board’s Chairman for the 2012-2013 term, and is also independent within the meaning of the director independence standards described above.

Risk Oversight

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reports from management on the Company’s risk management, including, on at least an annual basis, an assessment of the Company’s top risks.

The Board has expressly delegated to the Governance Committee the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) function, which is responsible for managing, on an enterprise-wide basis, the Company’s credit, market/liquidity, operational, legal/regulatory, strategic/reputation and other risks. On at least a quarterly basis, our Chief Strategy and Risk Officer reports to the Governance Committee on the EWRM function, including risk assessment and risk management. Based on management’s reports, the chairman of the Governance Committee reports to the Board any material changes or updates to the Company’s risk profile.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting. The Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to the Company’s risks. The Finance Committee actively oversees the Company’s capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Directors’ Loan Committee routinely oversees the Company’s management of credit risks. Each of the committees regularly report back to the full Board on its risk oversight activities, and the Board routinely engages in discussions with management about the Company’s risks.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Becker is generally not present at these executive sessions, but will from time to time meet with the independent directors without other members of management present, at the Board’s discretion.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” under Nasdaq director independence standards.1

In addition, the Board has determined that Mr. Dunbar and Ms. Krishnan meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulations of the SEC and Nasdaq.

Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an annual evaluation of the Board’s performance and effectiveness. Each year, the Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also conducts annually a separate evaluation of the performance and effectiveness of each of the Board’s committees. See “Board Committees and Meeting Attendance—Committee Governance” below.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (650) 213-8278

1 From July to September 2011, the Company employed the college-aged son of Ms. Krishnan as a summer intern. His total compensation was $6,564. Ms. Krishnan was not involved in the Company’s decision to hire her son and, when she learned about the internship, she took appropriate steps to confirm that his employment did not affect her independence or create a conflict of interest. Due to an internal oversight, the Company failed to identify the internship as an issue that affected Ms. Krishnan’s independence under the audit committee independence rules until early 2012. At that time, the Company notified Ms. Krishnan, who offered to (and did) repay the amount previously received by her son. The Company considers this director to be an independent audit committee member.

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a body of directors that, taken together, has the experience, qualifications, skills and attributes appropriate for functioning effectively as a board. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of the Company’s ongoing requirements, its assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to the Company’s business and strategic direction. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences, and premium wine), functional expertise in areas such as banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the other Board members and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service.

The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Director Qualifications

The Board believes that each of its current directors and its director nominee possesses particular attributes which qualify him or her to serve on the Board. In addition to the attributes specifically identified for each director in his or her respective biography below, the Board believes that all of the directors possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as he determines appropriate.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, at telephone (408) 654-7400.

The Company intends to disclose any waivers from or changes in its Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2011.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to the Company’s bylaws, the Board of Directors shall consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the Board has fixed the number of authorized directors at thirteen (13), and as of the date of the Meeting, the number will be fixed at twelve (12).

Additionally, under the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director.” An “Outside Director” is any director who meets the independence and experience requirements of the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. Pursuant to the Board’s director term limit policy, Outside Directors may not serve more than nine (9) consecutive one-year terms (excluding any partial time served); provided, however, that if in any one year, more than two (2) Outside Directors would be required to end their service on the Board of Directors because of the application of the term limit, the Board of Directors may at its discretion extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three Outside Directors to end their service in any one year. Any Outside Director who has served the maximum term or resigned prior to serving the maximum term may be eligible to stand for election for another maximum term after a one-year waiting period, during which the director may serve as an advisory director. This term limit policy does not apply to the position of the Chairman of the Board.

Nominees for Director

All Proxies will be voted “FOR” the election of the following twelve (12) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. With the exception of Messrs. Staglin and Maggioncalda, all of the nominees have served as directors of the Company since the last annual meeting of stockholders in April 2011. Mr. Staglin served as an advisory director of the Board in a non-voting capacity from February 2011 until his election to the Board in August 2011. Mr. Maggioncalda has been serving as an advisory director of the Board since October 2011.

All incumbent directors, except Messrs. Hart and Hardymon, are nominees for re-election to the Board. Messrs. Hart and Hardymon have fulfilled their director terms and will not be standing for re-election.

If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The following information outlines the name and age of each nominee for director (as of the Record Date), his or her current principal occupation, followed by the biographical information for each such nominee:

Name	Age	Year First Elected by Stockholders	Principal Occupation
Greg W. Becker	44	2011	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank

Eric A. Benhamou	56	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC

David M. Clapper	60	2005	Chief Executive Officer, Minerva Surgical, Inc.

Roger F. Dunbar	66	2005	Chairman-Elect, SVB Financial Group (2012-2013 term) Retired, Former Global Vice Chairman, Ernst & Young, LLP

Joel P. Friedman	64	2005	Retired, Former President, Business Process Outsourcing, Accenture

C. Richard Kramlich	76	2005	Chairman, Co-Founder and General Partner, New Enterprise Associates

Lata Krishnan	51	2008	Chief Financial Officer, Shah Capital Partners

Jeffrey N. Maggioncalda*	43	---	President and Chief Executive Officer, Financial Engines

Kate D. Mitchell	53	2010	Co-Founder and Managing Director, Scale Venture Partners

John F. Robinson	65	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank

Garen K. Staglin	67	---	Proprietor, Staglin Family Vineyards

Kyung H. Yoon	56	2007	Chief Executive Officer, Talent Age Associates LLC

*Currently	an advisory director

Director Biographies

Greg W. Becker	Board Committees:	Independent:
	N/A	No

Mr. Becker was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined the Company in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions with the Company, including Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of Silicon Valley Bank (since 2008).

Private Directorships:

• Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2011)

• Bay Area Council, a public policy advocacy organization (since 2011) (as director and executive committee member)

Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004 – 2011)

Mr. Becker holds a bachelor’s degree in Finance from Indiana University.

The Board believes that Mr. Becker possesses specific attributes which qualify him to serve on the Board, including his experience as an executive officer of the Company and his extensive experience with the Company and within the banking industry working with public and private technology, life science and venture capital clients.

Eric A. Benhamou	Board Committees:	Independent:
	• Governance, Chair	Yes
• Finance

Mr. Benhamou is Chairman and CEO of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. He also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations.

Public Directorships:	• Chairman, Cypress Semiconductor, a semiconductor company (since 1993) • RealNetworks, Inc., creator of digital media services and software (since 2003)

Private Directorships:

• SwiftTest, Inc., a commercial IP network testing tool developer (since 2010)

• Purewave, Inc., a developer of outdoor compact base stations for the 4G marketplace (since 2010)

• ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007)

• Finjan Corporation, a global provider of proactive web security solutions (since 2006)

Other Experience:

• Executive committee member, Stanford University School of Engineering

• Executive committee member, Ben Gurion University of Negev

• Visiting professor, INSEAD Business School

• Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society

Prior Directorships:

• Chairman, 3Com Corporation, a public networking solutions provider (1990-2010)

• Voltaire Ltd., a public grid computing network solutions company (2007 – 2011)

• Dasient, a security company that provides malware detection and prevention solutions (2010-2011)

• Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (1999-2007)

• Other private directorships: Atrica, Go Networks, WisdomArk (various dates from 2000-2008)

Other Prior Experience:

• Interim Chief Executive Officer of Palm, Inc. (2001-2003)

• Chief Executive Officer, 3Com Corporation (1990- 2000), and other various senior management positions

• Executive committee member, Computer Science and Telecommunications Board (CSTB) (2003-2008)

• Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

• Member, US-Israel Science and Technology Commission (2003)

• Executive committee member, TechNet

Mr. Benhamou holds an engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and several honorary doctorates.

The Board believes that Mr. Benhamou possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private technology companies (as part of management and/or as a director and investor), as well as his experience in the global markets, particularly in Israel and Europe.

David M. Clapper	Board Committees:	Independent:
	• Audit	Yes
• Directors’ Loan

Mr. Clapper has been the Chief Executive Officer of Minerva Surgical since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery in 2008, as well as a variety of public and private company directorships.

Private Directorships:

• Neomend, a designer of surgical sealants and adhesion prevention products (since 2010)

• Arqos Surgical, Inc., a technology holding company (since 2011)

• IOGYN, Inc., a medical device company, (since 2011)

• CORRX, Inc., a medical device company, (since 2011)

• Corinth Medical, a medical device company, (since 2011)

• RELIGN Corporation, a medical device company, (since 2011)

• MOSIAX, Inc., a medical device company, (since 2011)

Prior Directorships:

• Baxano, a private medical device manufacturer (2009-2011)

• Dfine, Inc., a private electrosurgical system developer (2007-2011)

• Sierra Surgical Technologies, a private surgical device company (2007-2011)

• Pulmonx, a private medical device company (2003-2006)

• Conor Medsystems, a public developer of drug delivery technology (2004-2007)

• St. Francis Medical Technology, a private medical device manufacturer (2006)

• Novacept, a private medical device company (1999-2004)

• Focal, Inc., a public company developer of surgical sealants (1994 to 1999)

Other Prior Experience:

• President and Chief Executive Officer, Novacept (1999-2004)

• President and Chief Executive Officer, Focal, Inc. (1994 to 1999)

• Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.

The Board believes that Mr. Clapper possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private life science companies (as part of management and/or as a director).

Roger F. Dunbar	Board Committees:	Independent:
	• Audit, Chair	Yes
• Finance
• Governance

Mr. Dunbar is our current Chairman-Elect of the Company’s Board of Directors. Subject to his election, he is expected to serve as our Board Chairman during the 2012-2013 director term. Mr. Dunbar retired from Ernst and Young in 2004, where he served in a variety of positions since 1974, including key leadership positions.

Private Directorships:	• Desert Mountain Property, Inc. • Desert Mountain Club, Inc.

Prior Experience with Ernst & Young:

• Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

• Member, Global Practice Council (2000-2004)

• Member, Global Management Committee (2000-2004)

• Member of US Area Managing Partners Leadership Group (1998-2000)

• Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004)

Other Prior Experience:

• Teacher, Santa Clara University’s Graduate School of Business

• Teacher, Ernst & Young’s National Education Program

• Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

• Joint Venture Silicon Valley’s 21st Century Education Board

• U.S. Naval Officer (1967-1980)

Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in Business Administration from Santa Clara University.

The Board believes that Mr. Dunbar possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized independent auditing firm, his prior accounting and audit experience with both public and private companies, his prior experience working with venture capital firms, and his strategic and operational experience in global markets, particularly in the United Kingdom and Israel.

Joel P. Friedman	Board Committees:	Independent:
	• Finance, Chair	Yes
• Governance

Mr. Friedman retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles.

Public Directorships:	• NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006)

Private Directorships:

• Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2005)

• Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 1991)

Prior Experience with Accenture:

• President of the Business Process Outsourcing (“BPO”) organization

• Managing Partner, Banking and Capital Markets

• Managing General Partner, Accenture Technology Ventures

• Founder, Accenture strategy consulting practice

Prior Directorships:

• EXL Service (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

• Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

• Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

• Accenture, a global management consulting firm (2001-2005) • Seisint, Inc. • Calico Commerce, Inc. • Rivio Inc. • TheBrain Technologies

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Friedman possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized global consulting firm that involved work with venture capital funds, the banking industry and capital markets.

C. Richard Kramlich	Board Committees:	Independent:
	• Compensation	Yes
• Finance

Mr. Kramlich is Chairman, Co-Founder and General Partner of New Enterprise Associates (“NEA”), a venture capital firm founded in 1978. Prior to founding NEA, Mr. Kramlich held a variety of senior management positions with financial services firms.

Public Directorships:	• Zhone Technologies, provider of broadband access equipment (since 1999) Sierra Monitor Corporation, provider of hazardous gas detection systems (since 1984)

Private Directorships:

• Tabula, a semiconductor company (since 2005)

• Visual Edge Technologies, an imaging solutions company (since 2002)

• Xoom, a money transfer company (since 2004)

• TriAlpha Energy, a nuclear fusion research company (since 2006)

• Movius, a messaging, collaboration and mobile media solutions company (since 2007)

Prior Directorships:

• Financial Engines, an investment advisory firm (1997-2011)

• Silicon Graphics

• 3Com Corporation (acquired by Hewlett-Packard)

• Healtheon/WebMD

• Immunex (acquired by Amgen)

• Juniper Networks

• Macromedia (acquired by Adobe)

• Semiconductor Manufacturing International

• Celetronix (acquired by Jabil)

• Decru (acquired by NetApp)

• Chalone Wine Group (acquired by Diageo)

• Ascend Communications (acquired by Lucent Technologies)

• Dallas Semiconductor (acquired by Maxim Integrated Products)

• Foveon (acquired by Sigma Corporation)

• InfoGear (acquired by Cisco Systems)

• NetSolve (acquired by Cisco Systems)

• NEXT HOP (acquired by U4EA Technologies)

• MaxiScale Technology

• Fabric7 Systems

• Informative (acquired by Satmetrix, Inc.)

• Kor Technology, an aerospace defense technology company (acquired by Mercury Computer) (2006-2011)

• Force10 Networks (acquired by Dell Inc.) (2000-2011)

Other Prior Experience:	• General Partner, Arthur Rock & Associates (1969-1977) • Executive Vice President, Gardner & Preston Moss (1964-1969) • Chairman and President, National Venture Capital Association

Mr. Kramlich holds a bachelor of science degree in History from Northwestern University and a master’s degree in Business Administration from Harvard University.

The Board believes that Mr. Kramlich possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a co-founder and partner of a prominent venture capital firm and his experience investing and serving as a director on a variety of public and private companies, as well as his experience in global markets, particularly in China.

Lata Krishnan	Board Committees:	Independent:
	• Audit	Yes
• Directors’ Loan

Ms. Krishnan is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms.

Private Directorships:

• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001)

• The Commonwealth Club, a public affairs forum (since 2004)

• Enlighted, Inc., an information technology consulting firm (since 2010)

Other Experience:	• Fellow, American Leadership Forum (since 1998)

Prior Directorships:

• TiE, a non-profit global network of entrepreneurs and professionals

• Global Heritage Fund, an international heritage conservancy (2009-2011)

• CEO Women, an organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

• America’s Foundation for Chess, a foundation committed to children’s education (2003-2011)

• Global Philanthropy Forum, a council on world affairs (2006-2011)

• Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

• Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

• Various corporate accounting and finance positions with Montgomery Services

• Various corporate accounting and finance positions with Arthur Andersen & Company LLP

• Various corporate accounting and finance positions with Hill Vellacott & Company in London

Ms. Krishnan holds a bachelor of science degree with honors from the London School of Economics and is a member of the Institute of Chartered Accountants in England and Wales.

The Board believes that Ms. Krishnan possesses specific attributes which qualify her to serve on the Board, including her financial background and experience with a leading technology private equity fund, as well as her experience in global markets, particularly in India.

Jeffrey N. Maggioncalda	Board Committees:	Independent:
	• Directors’ Loan, Advisory Member	Yes

Mr. Maggioncalda is the President and Chief Executive Officer of Financial Engines, an independent investment advisory firm. Mr. Maggioncalda has served in this role since Financial Engines’ inception in 1996.

Prior Directorships:	• Affinity Circles, a social networking developer

Other Prior Experience:	• Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Mr. Maggioncalda holds a bachelor’s degree in Economics and English from Stanford University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Maggioncalda possesses specific attributes which qualify him to serve on the Board, including his financial services experience, as well as his experience managing a newly-public company.

Kate D. Mitchell	Board Committees:	Independent:
	• Compensation, Chair	Yes
• Audit

Ms. Mitchell is Managing Partner and Co-Founder of Scale Venture Partners (“Scale”), a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America.

Private Directorships:	• Jaspersoft, Inc., a manufacturer of business intelligence software (since 2009) • mBlox, Inc., a mobile transaction network provider (since 2010)

Other Experience:	• Silicon Valley Bank Venture Capital Advisory Board (since 2008)

Prior Directorships:

• Acusphere, Inc., public pharmaceutical company (1999-2005)

• Songbird Medical (1998-2005)

• Tonic Software, Inc. (2000-2005)

• Wayport, Inc. (2000-2008)

• Pavilion Technologies, Inc. (2004-2007)

• Friends of the San Francisco Public Library (2007-2010)

• Chairman, National Venture Capital Association (2010-2011)

• Member of National Venture Capital Association Executive Committee (2007-2011)

Other Prior Experience:	• Various senior management positions (including Senior Vice President), Bank of America

Ms. Mitchell holds a bachelor’s degree in Political Science from Stanford University and a master’s degree in Business Administration from Golden Gate University.

The Board believes that Ms. Mitchell possesses specific attributes which qualify her to serve on the Board, including her extensive experience as a co-founder and partner of a prominent venture capital firm, her experience investing and serving as a director on a variety of public and private companies, and her prior banking experience.

John F. Robinson	Board Committees:	Independent:
	• Audit	Yes
• Compensation
• Directors’ Loan

Mr. Robinson is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller.

Private Directorships:	• Federal Home Loan Bank of San Francisco (since 2011) • Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (since 2004)

Other Experience:	• National Outdoor Leadership School Advisory Committee (since 2007)

Prior Directorships:

• Federal Home Loan Bank of San Francisco (2004-2005 and 2007-2008)

• Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

• Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:	• Executive Vice President, Washington Mutual Bank, a financial lending institution (2002-2008) • Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Mr. Robinson holds a bachelor’s degree in Business Administration from Washington University in St. Louis and a master’s degree in Business Administration from Harvard University. He is also a Chartered Financial Analyst (CFA).

The Board believes that Mr. Robinson possesses specific attributes which qualify him to serve on the Board, including his extensive prior banking, regulatory and risk management experience.

Garen K. Staglin	Board Committees:	Independent:
	• Directors’ Loan	Yes
• Governance

Mr. Staglin is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industry.

Public Directorships:	• EXL Services, a provider of outsourcing services to global companies (since 2005) • Bottomline Technologies, a provider of payment and invoice automation software and services (since 2007)

Private Directorships:	• Specialized Bicycle, a manufacturer of cycling equipment (since 1995) • Chairman, Free Run Technologies, an internet and technology services company (since 2003)

• Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2004)

• Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

• Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

• Founder and President, International Mental Health Research Organization, devoted to raising awareness and funding research to find a cure for major mental illnesses

• Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness

• Founder and Co-Chairman, One Mind 4 Research, a non-profit organization devoted to accelerating cures and treatments for all brain disorders

Prior Directorships:	• Solera Holdings, Inc., an automotive insurance software service provider (2005-2011)

Mr. Staglin holds a bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles and a master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business.

The Board believes that Mr. Staglin possesses specific attributes which qualify him to serve on the Board, including his experience servicing a variety of public and private company boards and his in-depth experience within the wine industry.

Kyung H. Yoon	Board Committees:	Independent:
	• Compensation	Yes
• Directors’ Loan

Ms. Yoon is currently the Chief Executive Officer of Talent Age Associates LLC, a global talent management firm focused on board, executive recruitment, leadership development, training, coaching and interim financial services, serving venture and private equity backed companies and multinational corporations. She has held this position since December 2008.

Private Directorships:	• Asia America MultiTechnology Association (“AAMA”), a business network promoting technology enterprises (since 2003) • Asia Society of Northern California (since 2007)
Other Experience:	• Stanford University’s SPRIE Greater China Networks Project Advisory Board (since 2004)

Prior Directorships:	• Harvard University’s John F. Kennedy School of Government Women’s Leadership Board • Board of Trustees, San Jose Museum of Art • Advisory Board, Affinity Circles

Other Prior Experience:

• Vice Chairman and other various leadership roles, Heidrick & Struggles, an executive search and leadership consulting firm (from 1994 to 2008)

• President, Benten Investments, Inc.

• President, Pacific Union Asset Management

• Vice President, Dillingham Development Company

• Vice President, Banque Nationale de Paris

Ms. Yoon holds a bachelor’s degree in Economics and French Literature from Goucher College in Baltimore, Maryland and a master’s degree in Business Administration in Finance and Marketing from the University of Chicago.

The Board believes that Ms. Yoon possesses specific attributes which qualify her to serve on the Board, including her management experience with a global management firm, as well as her experience in global markets, particularly in Asia.

Vote Required

The twelve (12) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

BOARD COMMITTEES AND MEETING ATTENDANCE

As of the date of this Proxy Statement, the Company’s Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Directors’ Loan Committee, (4) Finance Committee and (5) Governance Committee.

During fiscal year 2011, the Board held eight (8) meetings. Each director attended or participated telephonically in 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member. It is the Board’s policy that each director employs his or her best efforts to attend each of the Company’s annual stockholder meetings. All Board members with the exception of Mr. Hardymon and Ms. Krishnan attended the Annual Meeting of Stockholders in 2011.

Committee Members and Meetings

The following table provides membership and meeting information for each of the Board’s committees as of the date of this Proxy Statement:

Name	Audit Committee		Compensation Committee		Directors’ Loan Committee		Finance Committee		Governance Committee
Eric A. Benhamou							✓			✓C
David M. Clapper	✓				✓
Roger F. Dunbar		✓C					✓		✓
Joel P. Friedman								✓C	✓
G. Felda Hardymon (1)							✓		✓
Alex “Pete” Hart (1)			✓			✓C
C. Richard Kramlich			✓				✓
Lata Krishnan	✓				✓
Jeffrey N. Maggioncalda						✓*
Kate D. Mitchell	✓			✓C
John F. Robinson	✓		✓		✓
Garen K. Staglin					✓				✓
Kyung H. Yoon			✓		✓

Number of meetings held during 2011	12	11	4	8	4

C	Committee chair
*	Advisory Committee Member
(1)	Messrs. Hardymon and Hart will serve on the Board of Directors and the above indicated Board Committees until the completion of their director terms on April 26, 2012.

Committee Governance

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an annual assessment of committee performance and effectiveness, which includes a self-assessment by each committee and a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessment are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Each committee’s charter addresses its purpose and responsibilities and contains other provisions relating to, among other matters, the committee’s organization and meeting requirements. Pursuant to the committee charters, all committees may, in their discretion, form and delegate all or a portion of their authority to subcommittees. Each committee’s charter requires the committee to annually review and assess its charter’s content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.svb.com under “Corporate Governance”.

Committee Responsibilities

The oversight responsibilities of the Board’s committees are as follows:

Audit Committee

•	The Company’s corporate accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports.

•	The selection, engagement and termination of the Company’s independent auditors.

•	The qualification, independence and performance of the Company’s independent auditors.

•	The Company’s internal auditing function and other risk management functions, including the Company’s security program.

Compensation Committee

•	The overall compensation strategies, plans, policies and programs of the Company.

•	The approval of director and executive compensation.

•	The assessment of compensation-related risks.

Directors’ Loan Committee

•	The credit and lending strategies, objectives and risks of the Company and the Bank.

•	The credit management and lending practices of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•	The quality and performance of the credit portfolio of the Company and the Bank.

Finance Committee

•	The financial strategies and objectives of the Company and the Bank.

•	The financial risk management of the Company and the Bank.

•	The capital and liquidity management of the Company and the Bank.

•	The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as proposed mergers and acquisitions.

Governance Committee

•	The Company’s general corporate governance practices, including review of the Company’s Corporate Governance Guidelines.

•	The annual performance review of the Company’s Board and its committees.

•	The identification and nomination of director candidates.

•	The Company’s risk control functions, including regulatory compliance and enterprise-wide risk management.

Proposal No. 2

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

The Board of Directors Recommends a Vote “For” Approval of

the Amended and Restated 2006 Equity Incentive Plan

EXECUTIVE SUMMARY OF PROPOSAL AND SELECTED PLAN AND FINANCIAL INFORMATION

Summary of Proposal:	We are proposing to increase the share reserve of our 2006 Equity Incentive Plan by 2,100,000 shares of Common Stock.

Number of Shares Available for Grant:	1,386,360 *
Number of Shares Subject to Outstanding Options and Unvested RSUs:	2,938,479* (of which 2,439,360* shares are subject to outstanding options and 499,119* are subject to unvested restricted stock units)

Number of Total Shares of Common Stock Outstanding:	43,507,932*

Burn Rate Limit:

We have committed to limit our burn rate such that the total number of shares subject to outstanding equity awards granted under the Incentive Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. For these purposes, Full Value Awards count as two (2) shares for every one (1) share subject to an award.

In 2011, we granted equity awards covering a total of 1,036,539 shares under the Incentive Plan (with Full Value Awards counted as two (2) shares for every one (1) share). Based on the total number of shares of common stock outstanding of 42,268,201 shares as of the beginning of 2011 (or as of December 31, 2010), our burn rate for 2011 was 2.45%.

Certain Incentive Plan Highlights:

¡     No evergreen provision

¡     Minimum 100% fair market value exercise price for options and stock appreciation rights

¡     No repricing or other option exchange without stockholder approval

¡     Each share subject to a Full Value Award counts against our share reserve as two (2) shares

¡     Minimum 3 year time-based vesting for Full Value Awards

¡     Minimum 1 year performance period for Full Value Awards that vest upon achievement of performance objectives

¡     Annual grants of Full Value Awards to a member of the Board of Directors vest no earlier than the last day of the director’s last day of the applicable annual term to which the award relates

¡     Maximum seven (7) year term for options and stock appreciation rights

Date of Plan Expiration:	February 21, 2016

* As of December 31, 2011 (as disclosed under Note 4 (Share-Based Compensation) in the “Notes to the Consolidated Financial Statements” under Part II, Item 8 in our 2011 Annual Report on Form 10-K)

We are asking our stockholders to approve the amendment and restatement of our 2006 Equity Incentive Plan (the “Incentive Plan”) so that we can continue to use it to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the plan. Our Board of Directors has approved the amended and restated Incentive Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amended Incentive Plan requires the affirmative vote of a majority of the Votes Cast. Our named executive officers and directors have an interest in this proposal.

We are proposing to amend the Incentive Plan to increase the number of shares of our common stock (“shares”) that may be issued under the plan by 2,100,000. We are additionally requesting approval of the Incentive Plan so that awards granted under it can continue to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (discussed in greater detail below).

We believe strongly that the increase in shares issuable under the amended Incentive Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. Our employees are our most valuable assets. The Board believes that grants of stock options and other equity awards available under the Incentive Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.

Additionally, approval of the Incentive Plan will allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Incentive Plan to continue to qualify as “performance-based” within the meaning of Section 162(m), we are asking our stockholders to approve the Incentive Plan.

The amended Incentive Plan does not differ from the current version of the Incentive Plan in any other material respect.

Summary of the Amended and Restated 2006 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other cash or stock awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of December 31, 2011, approximately 355 employees and directors were eligible to participate in the Incentive Plan. During 2011, 337 current employees and directors received equity grants. No consultants participated in the Incentive Plan in 2011.

Number of Shares of Common Stock Available Under the Amended Incentive Plan.  Subject to receipt of stockholders’ approval, the Board has approved 2,100,000 shares of the Company’s common stock for issuance under the Incentive Plan. A total of 3,000,000 shares of our common stock were initially authorized and reserved for issuance under the Incentive Plan plus (i) any shares that have been reserved but not issued under the Company’s 1997 Equity Incentive Plan as of the date of stockholder approval of the Incentive Plan and (ii) any shares subject to stock options or similar award granted under the Company’s 1997 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Company’s 1997 Equity Incentive Plan that are forfeited or repurchased by the Company. In 2011, stockholders approved an increase of 425,000 shares to the Incentive Plan.

If this proposal is approved by our stockholders, a total of 3,486,360 shares will be available for issuance on the date of such approval (assuming for these purposes that after December 31, 2011, no additional grants of Awards are made and no shares are returned to the plan from terminating or expiring awards). Pursuant to the commitment letters we entered into with certain stockholders in 2006, we are subject to an annual equity burn rate limit. The total number of shares of our common stock subject to Awards granted under the Incentive Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. We may, in the future, amend these commitments to increase the burn rate limit.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant, which would include Awards of restricted stock, restricted stock units, performance shares and performance units (“Full Value Awards”), count against the share reserve as two (2) shares for every one (1) share subject to such an Award. To the extent that a share that was subject to a Full Value Award that counted as two (2) shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two (2) shares that will thereafter be available for issuance under the Incentive Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator (as defined below) will have the discretion to adjust the number of shares (i) available for issuance under the Incentive Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

Administration of the Amended Incentive Plan.  The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, administers the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan). Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted (except for certain adjustments made pursuant to the Incentive Plan), cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price, or accelerate certain vesting provisions contained in the Incentive Plan other than upon or in connection with a change of control of the Company or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Board or other committee administering the Incentive Plan is referred to below as the “Administrator.” The Board has delegated its authority to the Compensation Committee to administer the Incentive Plan.

Options.  The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 250,000 shares in any fiscal year, except in connection with his or her initial service with the Company, in which case he or she may be granted an option to purchase up to an additional 500,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven (7) years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for

(i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the option will immediately terminate. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  The Administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of common stock or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted stock appreciation rights covering more than 250,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 500,000 shares in connection with his or her initial service as an employee with the Company.

The term of a stock appreciation right may not exceed seven (7) years. After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant generally will be able to exercise his or her stock appreciation right for (i) three (3) months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator, subject to the terms and conditions of the Incentive Plan. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to restricted stock granted to employees and consultants, and except in the event of a change in control, Awards of restricted stock will not vest more rapidly than 1/3 of the shares of restricted stock subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. However, the Administrator may provide at the time of or following the grant of the Award for accelerated vesting for an Award of restricted stock upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 250,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes, subject to the terms and conditions of the Incentive Plan, is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, Awards of restricted stock units to employees or consultants will not vest more rapidly than 1/3 of the restricted stock units subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock units upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 125,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 250,000 restricted stock units in connection with his or her initial employment with the Company.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish in accordance with the terms and conditions of the Incentive Plan are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, performance units and performance shares to employees or consultants will not vest more rapidly than 1/3 of the performance units and performance shares subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units or performance shares upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. During any fiscal year, no participant will receive more than 125,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Limitation on Vesting of Full Value Awards.  Up to 5% of the maximum aggregate number of shares authorized for issuance under the Incentive Plan may be granted without respect to any minimum vesting provisions under the Plan.

Performance Goals.  Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; earnings; revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; results of regulatory reviews and examinations; return on assets; return on sales; revenues; sales; or total return to stockholders. With respect to the Company as a whole or a business unit of the Company, any performance goals may be: (i) used to measure specific performance levels or growth over certain performance periods, and (ii) may be measured relative to a peer group or index.

Transferability of Awards.  Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control.  In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate on February 21, 2016, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive, or that an outside director may receive, under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options or other awards (if any) granted under the Incentive Plan during the last fiscal year, (b) the average per share exercise price of such options (or other awards (if any), and (c) the dollar value of such shares based on $47.69 per share, the fair market value as of December 31, 2011:

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price	Dollar Value of Shares Granted
All executive officers, as a group:
Options	98,795	$60.17	$4,711,534
Restricted Stock Units	97,500	N/A	4,649,775
All directors who are not executive officers, as a group:
Options	-	$-	$-
Restricted Stock Units	22,164	N/A	1,057,001
All employees who are not executive officers, as a group:
Options	286,850	$58.83	$13,679,877
Restricted Stock Units	205,783	N/A	9,813,791

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two (2)- or one (1)-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us.  We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.  Section 409A of the Internal Revenue Code, or Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California have adopted similar provisions. It is the Company’s intention to structure all Awards to comply with, or be exempt from, Section 409A.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the 2006 Equity Incentive Plan, as amended and restated, to increase the number of shares reserved for issuance thereunder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee (the “Audit Committee”) has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a Board-adopted charter, a copy of which is available on the Company’s website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and the Company’s internal control over financial reporting. The committee also reviews the qualifications, independence, and performance of the registered public accounting firm engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process, as well as for the Company’s internal controls. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee oversees the Company’s internal audit function, which is responsible for reviewing and evaluating the effectiveness of the Company’s internal controls.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework.” The committee also has reviewed and discussed with KPMG LLP its review and report on the Company’s internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Roger Dunbar (Chair)

David Clapper

Lata Krishnan

Kate Mitchell

John Robinson

Proposal No. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be the independent registered public accounting firm of the Company for the 2012 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2011 and 2010, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2011	2010
Audit fees	$4,146,398	$4,048,650
Audit-related fees (1)	198,391	203,685
Tax fees (2)	569,274	497,665
All other fees (3)	273,581	638,151

Total	$5,187,644	$5,388,151

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance, tax advice and tax planning.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. The charter also provides that, to the extent permitted by applicable law, the Audit Committee may adopt pre-approval policies and procedures, as well as delegate authority to grant approvals to one or more members of the Audit Committee. During the fiscal years 2011 and 2010, all such services provided by KPMG LLP were approved or pre-approved by the Audit Committee. Additionally, all non-audit related services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers may also serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

The following information outlines the name and age of each of the executive officers of the Company (as of the Record Date) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation

Greg W. Becker	44	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank

John D. China	46	Head of Relationship Management

Brian K. Dennehy	46	Chief Marketing Officer

Mary J. Dent	49	General Counsel

Michael R. Descheneaux	43	Chief Financial Officer

Christopher D. Edmonds-Waters	48	Head of Human Resources

David A. Jones	53	Chief Credit Officer

Harry W. Kellogg, Jr.	67	Vice Chairman, Silicon Valley Bank, and Head of Strategic Alliances and Relationships

Joan S. Parsons	53	Head of U.S. Banking

Marc J. Verissimo	55	Chief Strategy and Risk Officer

Bruce E. Wallace	47	Chief Operating Officer

Executive Biographies

Mr. Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors—Nominees for Directors” above.

Mr. John D. China joined the Company in 1996 as a Senior Relationship Manager and has held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed the Head of Relationship Management in 2010.

Other Experience:

• Director, California Israel Chamber of Commerce (“CICC”), a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2011)

• Advisory Board Member, DEMO, an organization dedicated to emerging technology development (since 2010)

• Director, Astia.org, a not-for-profit organization dedicated to the success of women-led, high-growth ventures (since 2009)

Other Prior Experience:	• Director, Executive Council of New York City, a global community of senior executives (2001-2003)

Mr. China earned a bachelor’s degree in Industrial Engineering from Stanford University.

Mr. Brian K. Dennehy joined the Company in 2011 as Chief Marketing Officer.

Other Prior Experience:

• Vice President of Advanced Analytics, Business Intelligence, and Data Optimization, Intuit (2010-2011)

• Vice President of Small Business Marketing, Intuit (2005-2010)

• Vice President of Marketing, TurboTax (2003-2005)

• Consultant, Bain & Company, (1999-2001)

• Various management positions, Coca-Cola Enterprises (1990-1992)

Prior Directorships:	• TurboTax (2001-2003)

Mr. Dennehy earned a bachelor’s degree in History and English from the University of Washington, a master’s degree in Diplomatic History from Georgetown University, and a doctorate degree in International Relations from the University of Southern California.

Ms. Mary J. Dent has served as General Counsel since joining the Company in 2006. Ms. Dent also assumed the additional role of Chief Operating Officer, SVB Global from 2007-2008.

Other Experience:	• Director and Treasurer, Joint Venture: Silicon Valley Network (since 2008) • Advisory Board of Stanford Institute for Research in the Social Sciences (IRiSS) (since 2010)

Other Prior Experience:

• Director, Silicon Valley Campaign for Legal Services (2006-2012)

• General Counsel and Special Counsel, New Skies Satellites, a global satellite communications service provider based in the Netherlands (2000-2006)

• Attorney, Goldberg, Godles, Wiener & Wright, specializing in legal and policy matters for technology companies (1992-2000)

Ms. Dent holds a bachelor’s degree in Economics from the University of California at Los Angeles and a juris doctor degree from Stanford Law School.

Mr. Michael R. Descheneaux joined the Company in 2006 as the Managing Director of Accounting and Financial Reporting, and was later appointed as Chief Financial Officer in 2007.

Other Prior Experience:

• Managing Director, Navigant Consulting, a business consulting firm (2004-2006)

• Independent consultant (2002-2004)

• Various leadership positions with Arthur Andersen for the Central and Eastern Europe Region (1995-2002)

¡        Lead Partner of financial services practice

¡        Lead audit partner of telecommunications/high-tech practice

¡         Technical expert on U.S. GAAP and generally accepted auditing standards matters

Mr. Descheneaux is a certified public accountant, as well as a member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants, and an associate member of the Association of Certified Fraud Examiners.

Mr. Descheneaux holds a bachelor’s degree in Business Administration from Texas A&M University.

Mr. Christopher D. Edmonds-Waters joined the Company in 2003 as Director of Organization Effectiveness, and was later appointed as Head of Human Resources in 2007.

Other Prior Experience:

• Various senior-level positions at Charles Schwab & Co. (1996-2003), launching the company’s online training system

• Various leadership roles with Macy’s California, managing corporate training programs

Mr. Edmonds-Waters holds a bachelor’s degree in Intercultural Communications from Arizona State University and a master’s degree in Human Resources and Organization Development from the University of San Francisco.

Mr. David A. Jones joined the Company in 1997 as the Chief Credit Officer.

Other Prior Experience:	• Various positions with First Interstate Bank of Oregon (acquired by Wells Fargo Bank in 1996) • Various positions with First National Bank of Oklahoma City (acquired by First Interstate)

Mr. Jones earned a bachelor’s degree in Finance from Oklahoma State University and a master’s degree in Business Administration from Oklahoma City University.

Mr. Harry W. Kellogg, Jr. joined the Company in 1986 and has served in a variety of senior leadership positions throughout the Company, including Chief Marketing Officer, President SVB Capital and President, Private Client Services. Mr. Kellogg was appointed Head of Strategic Alliances and Relationships in 2010 and has also been the Vice Chairman of the Board of the Bank since 1999.

Private Directorships:

• California/Israel Chamber of Commerce, not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002)

• Ravix Corporation, consulting firm to outsource service groups for early-stage and middle market companies (since 2003)

• Grameen America, non-profit microfinance organization (since 2009)

• Stanford Institute for Economic Policy Research, a nonpartisan economic policy research organization (since 2004)

• Tuck Center for Private Equity and Entrepreneurship (since 2004)

• Pacific Community Ventures, providing resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005)

• Emeritus board member, Technology Museum of Innovation

Other Experience:	• TechNet, a bipartisan, political network of CEOs promoting growth of technology and the innovation economy (since 1999)

Prior Directorships:

• Nollenberger Capital Partners (2005-2011)

• Heller Ehrman (2005-2008)

• Joint Venture: Silicon Valley Network (2004-2008)

• Financial Executives International (2003-2008)

• Asia America MultiTechnology Association (2005-2008)

• Menlo College (2003-2009)

• World Economic Forum (2004-2008)

• Stanford Project on Regions of Innovation and Entrepreneurship (2004-2008)

Other Prior Experience:	• Executive Vice President, Emerging Growth Industries Division, Cupertino Bank (1994-1995)

Mr. Kellogg attended Menlo College and earned a bachelor’s degree in Management and Industrial Relations from San Jose State University.

Ms. Joan S. Parsons joined the Company in 1994 and has served in a variety of leadership positions throughout the Company, including Eastern Division Manager and Chief Banking Officer. Ms. Parsons was appointed Head of U.S. Banking in 2008.

Private Directorships:	• Director, Leukemia & Lymphoma Society (since 2011) • Director, Planstrong Investment Management (since 2005)

Other Prior Experience:	• Vice President of Corporate Banking, Fleet Bank of Massachusetts (1992-1994) • Vice President , Barclays Bank PLC (1984-1992) • Vice President, Mellon Bank (1981-1983)

Ms. Parsons earned a bachelor’s degree in Economics and Art History from Wheaton College.

Mr. Marc J. Verissimo joined the Company in 1993 and has served in a variety of leadership positions throughout the Company, including Manager of our Corporate Finance Group and our Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002, and is currently the Chief Strategy and Risk Officer.

Private Directorships:

• Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (since 2005)

Prior Directorships:	• High Street Partners, Inc., a cross-border finance and administrative services firm (2009-2010)

Mr. Verissimo holds a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in Business Administration from Harvard University.

Mr. Bruce E. Wallace joined the Company in 2008 as the Head of Global Services and was later appointed Chief Operations Officer in 2011.

Other Prior Experience:	• Senior Vice President and Manager of Treasury Management Operations, Wells Fargo & Company (2005-2008) • Various senior management positions in banking operations, Wells Fargo & Company (1987-2005)

Mr. Wallace earned a bachelor’s degree in Accounting from California State University, Sacramento.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” below, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric A. Benhamou (1)	18,005	*	%
David M. Clapper (2)	10,005	*	%
Roger F. Dunbar (3)	6,705	*	%
Joel P. Friedman (4)	15,005	*	%
G. Felda Hardymon (5)	106,300	*	%
Alex W. “Pete” Hart (6)	25,184	*	%
C. Richard Kramlich (7)	14,005	*	%
Lata Krishnan (8)	8,092	*	%
Jeffrey N. Maggioncalda	-	*	%
Kate D. Mitchell	2,280	*	%
John F. Robinson (9)	3,985	*	%
Garen K. Staglin (10)	3,705	*	%
Kyung H. Yoon (11)	2,005	*	%
Greg W. Becker (12)	103,455	*	%
Michael R. Descheneaux (13)	36,215	*	%
David A. Jones (14)	120,570	*	%
Joan S. Parsons (15)	90,084	*	%
Mary J. Dent (16)	37,874	*	%
Ken P. Wilcox (17)	145,509	*	%
All directors, director nominees and executive officers as a group (25 persons) (18)	886,614	2.01%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(2)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(3)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(4)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(5)	Includes 4,107 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(6)	Includes 3,409 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(7)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(8)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(9)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(10)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(11)	Includes 1,705 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(12)

Includes 1,250 shares which may be acquired pursuant to the release of restricted stock units and 65,717 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(13)

Includes 750 shares which may be acquired pursuant to the release of restricted stock units and 31,267 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(14)

Includes 500 shares which may be acquired pursuant to the release of restricted stock units and 16,523 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(15)

Includes 937 shares which may be acquired pursuant to the release of restricted stock units and 35,234 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(16)

Includes 500 shares which may be acquired pursuant to the release of restricted stock units and 28,149 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(17)	Includes 129,008 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(18)	Includes 432,967 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2011 by those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 43,507,932 shares outstanding as of December 31, 2011. The Company knows of no persons other than those entities described below which beneficially own more than 5% of the outstanding Common Stock of the Company. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1)	3,777,826	8.68%
40 East 52nd Street New York, NY 10022

T. Rowe Price Associates, Inc. (2)	2,740,725	6.30%
100 E. Pratt Street Baltimore, MD 21202

State Street Corporation (3)	2,266,463	5.21%
One Lincoln Street Boston, MA 02111

(1)

Information is based on figures set forth in a Schedule 13G/A filed by BlackRock, Inc. on February 10, 2012. According to such 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 3,777,826 shares and sole dispositive power with respect to 3,777,826 shares.

(2)

Information is based on figures set forth in a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2012. According to such 13G, Price Associates, an investment adviser, has sole voting power with respect to 742,864 shares and sole dispositive power with respect to 2,740,725 shares.

(3)

Information is based on figures set forth in a Schedule 13G filed by State Street Corporation (“State Street”) on February 9, 2012. According to such 13G, State Street, a financial institution and investment adviser, has shared voting power with respect to 2,266,463 shares and shared dispositive power with respect to 2,266,463 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to the Company, that during fiscal year 2011 its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner, except for one late report relating to his annual director equity grant in May 2011 for Mr. Hardymon due to a technical issue relating to his SEC filing codes.

Proposal No. 4

ADVISORY (NON-BINDING) VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

In 2011, pursuant to the recommendation of our Board of Directors, our stockholders approved the frequency of our advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) to be on an annual basis. Accordingly, we are submitting this Say on Pay vote to provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of the Company’s executive compensation program for our NEOs.

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)

Alex “Pete” Hart

C. Richard Kramlich

John Robinson

Kyung Yoon

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2011 executive compensation program, primarily as it relates to our five “named executive officers” that are currently serving as executive officers (each, an “NEO”): (i) Greg Becker, President and Chief Executive Officer, (ii) Michael Descheneaux, Chief Financial Officer, (iii) David Jones, Chief Credit Officer, (iv) Joan Parsons, Head of US Banking, and (v) Mary Dent, General Counsel. We also discuss our 2011 compensation for Ken Wilcox. Mr. Wilcox served as Chief Executive Officer until April 2011. He is currently leading our effort to expand the Bank’s Asia strategy, including the formation of a joint venture bank in China and serving as Chairman of Silicon Valley Bank.

2 In 2011, the Committee shifted the emphasis on long term compensation from cash to equity. As such, no new long-term cash incentive awards were granted in 2011; however, we made 2011 payouts for awards granted in 2010 under our Long-Term Cash Incentive Plan for the 2010-2012 performance period. The plan was adopted in 2010 primarily to help manage our equity burn rate. The Committee intends to terminate this plan upon completion of the 2010-2012 period.

2011 Executive Compensation Highlights

Specific highlights of our 2011 executive compensation program include:

✓

2011 Executive Compensation Summary.    Our executive compensation consists of various key short-term/long-term and fixed/variable components of compensation, with varying earnings opportunities. Below is a summary of the outcomes of each component for 2011:

Compensation Component	Type of pay	Earnings Opportunity*	Performance Measures Used to Determine Compensation	2011 Outcomes
Base Salary	Fixed Cash	Fixed	---	Fixed
Annual Cash Incentives	Variable Cash	Dependent on performance; executive pool subject to maximum funding of 200% of aggregate target	Return on average equity (“ROE”); and company /individual performance	200% of executive pool funded
Stock Options	Fixed Equity Award (value subject to stock price)	Dependent on stock price appreciation	---	Fixed equity award** (value subject to stock price)
Performance-Based Restricted Stock Units (“PRSUs”)	Variable Equity	0% to 150% of target	Relative total stockholder return (“TSR”)	50% of target earned**
Restricted Stock Units (“RSUs”)	Fixed Equity Award	Dependent on stock price	---	Fixed equity award**
Long-Term Cash Incentives***	Variable Cash	75% to 125% of target	Book value (“BV”) (50%) & TSR (50%)	100% of target (cumulative 2010-2011)

* Payouts are generally paid within the ranges noted; however, the Committee retains discretion to pay above or below the ranges based on individual performance.

** Subject to time-based vesting

*** Based on awards granted in 2010 for the 2010-2012 performance period under the Long-Term Cash Incentive Plan. There were no new awards granted in 2011 under this plan.

✓	Continued emphasis in the design of our compensation structure on performance-based target pay.

¡	CEO: 61% performance-based pay, 39% non-performance-based pay

¡	Other NEOs (on average): 56% performance-based pay, 44% non-performance-based pay

✓	Shifted long-term compensation emphasis from cash to equity.

¡	We replaced long-term cash incentives with long-term equity incentives to align the interests of our NEOs and our stockholders.

¡	We expanded the mix of equity awards to our NEOs by adding restricted stock units (20%), and continued to include stock options (46%) and performance-based restricted stock units (34%).

✓	Maintained NEO base salaries at 2010 levels, except for a promotional increase for Mr. Becker as CEO.

✓	Designed compensation packages for our new and former CEOs that are aligned with our business objectives and performance.

¡	New CEO. As a result of our multi-year succession planning efforts, we promoted our incumbent President Greg Becker as our CEO in April 2011.

¡

Transition of former CEO to new global role. Mr. Wilcox served as CEO until April 2011. At that time, he transitioned into a new key role to expand our Asia strategy (including establishing our joint venture bank in China), which included his international assignment (and temporary relocation) to China.

✓	Strong stockholder support of 2011 Say on Pay vote. We received 95% of the votes cast in approval of our 2010 executive compensation program (as described in our 2011 proxy statement).

Additional Executive Compensation Program Features

Our executive compensation program is also based on the following prudent compensation governance principles:

✓	No pensions or SERPs. We do not provide any pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive, other than participation in our 401(k) plan.

✓

No executive benefit programs. We do not have any programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to all our U.S. employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Program.

✓

No executive perquisite program. We do not have any executive perquisite programs. From time to time, we may provide benefits that may be considered perquisites, on a limited or exception basis, which we disclose as required by applicable rules. In 2011, we provided certain benefits to Mr. Wilcox, primarily relating to his international assignment and temporary relocation to Asia. (See “2011 Compensation for Ken Wilcox” below.)

✓

Our incentives are subject to certain performance minimums and maximum limits on incentive awards.[3] We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds, such as our PRSUs and our long-term cash incentives. We also establish maximum limits, such as our PRSU awards, long-term cash incentives, and funding for our annual cash incentives funding and broad-based profit sharing plan.

✓	Our executives’ equity awards are made under our equity plan that have the following features:

¡      No evergreen provision

¡      Minimum 100% fair market value exercise price for options

¡       No repricing without stockholder approval

¡       Annual burn rate maximum of 2.5% (under commitment letter with certain stockholders)

¡      Each full value award share counted as two shares

¡      Minimum 3 year time-based vesting for full value awards

¡       Minimum 1 year vesting for performance-based full value awards (although NEO performance-based equity awards are subject to performance conditions and time-based vesting)

¡      Maximum seven-year term for options

(For more information about our 2006 Equity Incentive Plan, please see “Proposal No. 2” on page 22.)

✓

Equity ownership guidelines.  To align economic interests with stockholders, our executive officers are subject to equity ownership guidelines, which are monitored on a regular basis. As of December 31, 2011, all NEOs satisfied their respective ownership requirements.

✓

No employment agreements.  We do not have any employment agreements with any of our executive officers. We entered into an at-will employment letter agreement with Mr. Wilcox to memorialize his compensation and temporary relocation arrangement.

✓

Competitive benchmarking.  In making compensation decisions, we consider compensation data from our benchmarking reference peer group and routinely review the composition of the companies within the peer group. Our current peer group is comprised of 21 financial institutions.

✓	Compensation risk management. We conduct annual compensation risk assessments so that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

*  *  *  *  *

3 Subject to the Committee’s sole discretion.

Executive Compensation Philosophy

We have retained a consistent overarching compensation philosophy that we believe appropriately reflects our business objectives, the diverse nature of our lines of business, the relative complexity this business diversity represents in an organization of our size, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), stockholder interests and market practices.

The key principles of our executive compensation philosophy are to:

•	Align compensation with business objectives and stockholder interests. Our executive compensation plans are designed to:

¡	Tie pay to Company and individual performance by setting appropriate performance metrics.

¡	Provide for executive equity ownership to align economic interests with stockholders.

¡	Take into account the dynamics of the market and business environment within which the Company and management operate.

•	Establish an appropriate mix of performance-based pay and non-performance based pay, with an emphasis on performance-based pay.

•	Establish an appropriate mix of long-term performance incentive compensation and short-term (annual) incentive compensation, with an emphasis on long-term.

•	Base incentive compensation on Company and individual performance without encouraging undue risk-taking.

•	Pay competitively, relying primarily on external market peer group standards while also considering internal parity and the importance of creating a cohesive, well-aligned management team.

In addition, our executive compensation program is grounded in appropriate governance oversight, processes and risk controls (including annual risk assessment reviews), and is designed to comply with all applicable laws and regulations.

Compensation Governance

Our executive compensation program is subject to the oversight of the Committee pursuant to its authority as outlined in its charter, including the design and administration of executive compensation plans and the approval of executive compensation. In carrying out its oversight responsibilities, the Committee routinely reports to and consults with the Board on compensation matters. In addition, the Committee retains an independent compensation consultant, and where appropriate, discusses compensation–related matters with our Chief Executive Officer.

Role of Compensation Committee

The Committee is responsible for overseeing the compensation program and strategies of the Company and approving director and executive compensation and equity awards. The Committee is composed of directors who are “independent” under applicable Nasdaq rules. Committee members hold meetings on a regular basis (11 meetings in 2011), and routinely meet in executive session without management present. The Committee reports regularly to the Board on the actions it has taken, and makes recommendations for any compensation-related matters that require Board approval. During 2011, the Board did not reject or modify in any material way any action of or recommendation by the Committee.

Role of Compensation Committee Consultant

The Committee has retained Pay Governance LLC, an independent outside compensation consultant, to provide guidance on all compensation matters under its oversight responsibilities. The Committee in its sole discretion selects the consultant, determines the scope of the consultant’s responsibilities, and determines the consultant’s compensation.

The services provided to the Committee by its outside compensation consultant in 2011 include: support in the Committee’s effort to periodically review and update, as appropriate, the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO compensation; advice on the Company’s peer group; guidance on the design of our compensation plans; assistance with the Committee’s periodic review of potential risks associated with the Company’s compensation programs; analysis of Company equity utilization; and periodic reports to the Committee on market and industry compensation trends and regulatory developments. The Committee did not engage Pay Governance for any additional services outside of executive compensation consulting during 2011.

Role of Chief Executive Officer

From time to time, our CEO will attend portions of the Committee’s meetings to discuss the Company’s performance and compensation-related matters. The CEO does not attend executive sessions. While he does not participate in any deliberations relating to his own compensation, he reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Based on these performance reviews and the Company’s overall performance, our CEO makes recommendations to the Committee on any changes to base salaries, incentive compensation awards and equity awards. The Committee considers the recommendations submitted by our CEO, as well as data and analyses provided by management, but retains full discretion to set all executive compensation.

Our CEO and management may from time to time retain an outside compensation consultant to provide management with guidance on our compensation program and management’s recommendations to the Committee. Management’s consultant does not provide any services to the Committee or any non-compensated-related services to the Company.

Executive Compensation Competitive Benchmarking

In making compensation decisions, the Committee considers competitive compensation data from the Company’s benchmarking reference peer group and periodically reviews the composition of companies within that peer group. In determining the composition of the peer group, the Company considers various factors and characteristics including market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures.

During 2011, the Committee, along with management and the outside consultants of the Committee and management, reviewed the peer group used in 2010 and considered whether to add any other financial institution peer companies. Ultimately, they determined that the companies named in the existing peer group continued to be appropriate and relevant and no changes were required. Accordingly, the 2011 peer group continued to consist of the following 21 companies (the “Peer Group”):*

Associated Banc-Corp	East West Bancorp, Inc.	TCF Financial Corporation
Bank of Hawaii Corp	First Citizens Bancshares, Inc.	UMB Financial Corporation
BOK Financial Corp	FirstMerit Corporation	Umpqua Holdings Corporation
CapitalSource Inc.	Investors Bancorp, Inc.	Valley National Bancorp
City National Corporation	MB Financial, Inc.	Webster Financial Corporation
Commerce Bancshares, Inc.	Prosperity Bancshares, Inc.
Cullen/Frost Bankers, Inc.	Raymond James Financial, Inc.
CVB Financial Corp.	Signature Bank

* Whitney Holding Corporation has been deleted from the list which was acquired in June 2011.

While the Committee did not change the composition of the Peer Group, it did consider a broader group of financial institutions for comparative purposes, including the Company’s key competitors and other companies with whom the Company competes for executive talent.

In addition, the Committee referred to this Peer Group for corporate performance benchmarking. In particular, we measure our total stockholder return performance, relative to this Peer Group, for our 2011 PRSU awards and our Long-Term Cash Incentive Plan awards for the 2010-2012 performance period. See “Equity Incentives” and “Long-Term Cash Incentives” below.

2011 Executive Compensation

The highlights of our 2011 executive compensation are as follows:

•

We continued to design total target compensation packages for our NEOs that emphasize long-term pay and performance-based pay, to drive performance and executive retention. The 2011 target total pay mix for our CEO and, on average, for the other NEOs was as follows:

2011 Target Total Executive Compensation Mix

Balanced Long-Term/Short-Term Pay Mix That Emphasizes Performance

Long-Term Compensation:	Short-Term Compensation:	Performance-Based:	Non-Performance Based:
• Performance-based RSUs	• Base salary	• Annual cash incentives	• Base salary
• Stock options	• Annual cash incentives	• Performance-based RSUs	• RSUs
• RSUs		• Stock options

* Does not include Mr. Becker’s one-time special equity grant in connection with his promotion as CEO.

•

We shifted our long-term compensation emphasis from cash to equity for our NEOs (excluding Mr. Wilcox). In 2010, to help manage our equity burn rate, we adopted our Long-Term Cash Incentive Plan (“Cash LTIP”), which rewards our NEOs in cash for performance over multi-year periods. In 2010, we made awards subject to performance over the three year period between 2010-2012 (the “2010-2012 Performance Period”). In 2011, we decided to place more emphasis on our long-term compensation with equity instead of cash. We believe equity incentives align better with stockholder interests and our business focus on long-term growth. As such, we did not make any additional awards under the Cash LTIP in 2011, and instead focused long-term incentives on equity-based awards. In doing so, we also expanded the mix of equity awards to our NEOs by adding restricted stock units, and continued to include stock options and performance-based restricted stock units.

2011 Compensation for Greg Becker

Mr. Becker became the Company’s CEO in April 2011. The Board and Mr. Becker’s predecessor, Ken Wilcox, engaged in a multi-year succession planning effort, which culminated in Greg Becker’s promotion to CEO in April 2011.

Mr. Becker joined the Company in 1993. He has served in a variety of leadership roles over his 19 year career with the Company. Most recently, Mr. Becker served as President of Silicon Valley Bank and SVB Financial Group. Prior to that role, he served as Chief Operating Officer and Chief Banking Officer, where he was responsible for leading the commercial bank’s sales and operational efforts in the 26 U.S. offices and international subsidiaries in the U.K., Israel, India and China. Mr. Becker has also served as the division manager for the Company’s Venture Capital Group; as a Managing Director for several of the Company’s venture capital funds; and in other banking and funds roles.

In his inaugural year as CEO, Mr. Becker’s goals focused on three core areas: financial performance, long term strategy, and leadership (including client satisfaction, employee engagement, and effective compliance/regulatory results).

In accordance with its general approach to compensation, the Committee determined Mr. Becker’s total pay and each of the components based on a review of peer compensation, as well as his level of experience and expertise. Mr. Becker received a total pay package which included the following specific promotion-related compensation: a 14% increase in base salary, a new annual cash incentives target of 70% of base salary, and a one-time special promotion equity grant (subject to cliff vesting after four years). See “Elements of Compensation” below.

2011 Compensation for Ken Wilcox

Mr. Wilcox served as the Company’s CEO for a ten-year period, until April 2011. The Company’s performance during the first half of 2011 and throughout the remainder of the year reflected Mr. Wilcox’s leadership, business planning and effective succession planning.

When Mr. Wilcox decided to step down from the role of CEO, the Company’s Board asked him to continue to work for the Company and lead the Bank’s Asia strategy. One of the Company’s most important and most complex growth initiatives is its international expansion. In particular, we view the expansion of the SVB platform into Asia as our most significant long term strategic initiative, in terms of both its potential to drive growth as well as its complexity. Mr. Wilcox agreed to temporarily relocate to China and to be personally responsible for expanding the broad Asia strategy and specifically lead the Company’s planned joint venture bank in China. This effort will draw upon the experience and skills we believe Mr. Wilcox uniquely holds, including the relationship building and communication skills, which will enable him to establish and maintain strong working relationships with our joint venture partner, Shanghai Pudong Development Bank, and with regulatory authorities in China and the United States. In addition, we believe that having an individual of Mr. Wilcox’s caliber leading the Company’s efforts in Asia will enhance Mr. Becker’s overall effectiveness, by allowing him to devote more of his time to the remainder of the Company’s business.

In addition to his responsibilities in Asia, Mr. Wilcox’s role included Chairman of the Board of Directors of Silicon Valley Bank and member of the Board of Governors of the Federal Reserve Bank in San Francisco.

Given the importance of Mr. Wilcox’s responsibilities and his agreement to relocate to China, we decided to maintain Mr. Wilcox’s total target compensation at 2010 levels (excluding costs related to his temporary assignment to China). We shifted his long term variable pay from equity to cash, in order to provide a more effective incentive delivery approach for Mr. Wilcox and to preserve appropriate levels of equity for management and employees while maintaining an acceptable level of overall dilution. We also set an internal guideline of $4.0 million as the maximum amount of annual compensation for Mr. Wilcox, including base salary, annual cash incentives, and long-term cash incentives (excluding Cash LTIP payouts and costs related to his temporary assignment to China) (the “Maximum Guideline”).

We entered into a letter agreement with Mr. Wilcox containing the terms of his international assignment and temporary relocation arrangement in China. Under its terms, the agreement has an expected assignment termination date of December 31, 2012 (but is subject to extension or earlier termination). Moreover, under this agreement, Mr. Wilcox received for 2011 an estimated total of $782,386 in benefits relating to his international assignment and temporary relocation to China, which included: (i) one-time relocation payments of $19,526, (ii) local housing benefits and living expenses of $106,217, (iii) transportation and home travel benefits of $54,097, and (iv) total estimated taxes to be paid by the Company under a tax equalization arrangement of approximately $602,546 (“Tax Amount”). Our tax equalization arrangement with Mr. Wilcox is intended to offset any additional taxes he is expected to incur as a result of his international assignment due to China’s higher income tax rates. He continues to be obligated to pay taxes on all of his income to the same extent as he would in the United States. The estimated portion of the Tax Amount is currently calculated based on certain assumptions that we believe are, to some extent, conservative. The actual amount to be paid may differ from our current estimate. We believe these costs relating to his temporary assignment, including the Tax Amount, are appropriate, given Mr. Wilcox’s role and the importance of his physical presence in China to lead our efforts to expand our Asian presence and to establish our Chinese joint venture bank.

Elements of Compensation

The 2011 key highlights of each major element of our total executive compensation program are summarized below. Statements regarding the NEOs also apply to Mr. Wilcox, unless otherwise noted.

Compensation Component	Purpose	2011 Key Highlights
Base Salary	Provides ongoing fixed cash pay	• No changes to any NEO annual base salary in 2011 (other than a promotional increase for Greg Becker as CEO).
Annual Cash Incentives	Provides short-term (annual) performance-based cash incentive compensation opportunity

• No changes to any NEO incentive target payouts in 2011 (other than for Mr. Becker, in connection with his promotion).

• Annual cash incentives were subject to the Company’s return on average equity (ROE) performance, as well as overall Company and individual performance. We exceeded our ROE target under our 2011 annual plan, and our overall program for NEOs was funded at 200% of target. For 2011, based on individual performance, each NEO received between 194% to 258% of target payout.

• Annual cash incentive funding accruals are monitored by the Committee on a quarterly basis, and adjusted for non-recurring or other extraordinary items, to the extent determined by the Committee.

(See “Annual Cash Incentives” below.)

Stock Options

Provides incentives for long-term creation of stockholder value over a four-year period, which is tied to the performance of our Common Stock. Stock option awards represent 46% of the NEOs’ total long-term equity award for 2011.

For the NEOs

• Shifted emphasis of long-term incentives from cash to equity to align executives with stockholder interests.

• Replaced 2011 long-term cash incentives (see below) with long-term equity incentives.

• Expanded mix of equity awards to include RSUs, and continued to include stock options and PRSUs.

• 2011 PRSUs were subject to relative TSR performance conditions. Based on the Company’s 2011 TSR ranking amongst the Peer Group, the Committee deemed 50% of the PRSUs earned, which then are subject to further time-based vesting through December 20, 2013.

For Mr. Wilcox

• Shifted long-term incentives from equity to cash.

• No equity awards in 2011.

(See “Equity Incentives” below.)

Performance- Based Restricted Stock Units (“PRSUs”)	Provides incentives to motivate and retain executives and to reward the achievement of specific financial goals. Target PRSUs represent 34% of the NEOs’ total long-term equity award for 2011.
Restricted Stock Units (“RSUs”)	Provides incentives for retention and long-term creation of stockholder value over a four-year period. RSU awards represent 20% of the NEOs’ total long-term equity award for 2011.

Compensation Component	Purpose	2011 Key Highlights

Long-Term Cash Incentives	Provides long-term performance based cash incentive compensation opportunity

Long-Term Cash Incentives From Prior Year Awards

In 2010, we granted Cash LTIP Awards for a three-year (2010-2012) performance period. The awards were performance-based, based upon book value growth and relative TSR performance. For 2011, the Company exceeded the book value growth target and met the TSR performance target. As a result, the NEOs and Mr. Wilcox earned 100% of their target payment for 2011 for the 2010-2012 performance period.

The Committee intends to terminate the Cash LTIP after the 2010-2012 performance period.

Long-Term Cash Incentives for 2011

For the NEOs

• In 2011, we did not make any new long-term cash incentive awards (including any new Cash LTIP Awards).

For Mr. Wilcox

• During 2011, Mr. Wilcox was eligible to earn a long-term performance based cash incentive award (“LTI Award”) of up to $2.3 million, based on certain performance conditions relating to the Company’s relative TSR performance and global expansion.

• In 2011, we did not make any other new Cash LTIP Awards to Mr. Wilcox.

(See “Long-Term Cash Incentives” below.)

Health/Welfare and Retirement Programs; Perquisites

As further discussed below, executives receive health, welfare and retirement benefits that are generally available to employees. (See also “Other Post-Employment Benefits” below.)

We do not have any executive perquisite programs. From time to time, we may provide benefits that may be considered perquisites, on a limited or exception basis, which we disclose as required by applicable rules. In 2011, we provided certain benefits to Mr. Wilcox, primarily relating to his international assignment and temporary relocation to Asia.

Base Salary

We provide base salaries in order to provide each NEO with a reasonable level of fixed short-term compensation. Base salary levels for our NEOs are typically reviewed at least annually by the Committee and adjusted as appropriate. When determining any NEO base salary increases, the Committee considers an individual NEO’s total compensation package, his or her performance, Company performance, applicable laws and regulations, and other relevant factors, including for example the scope of the NEO’s responsibilities relative to peers and retention concerns, if any. The Committee also takes into consideration changes in the competitive market base salaries among our Peer Group for the position in question.

The Committee did not make any changes to the annual base salaries of our NEOs, except for Mr. Becker, who received a promotional increase effective as of April 21, 2011, the date he assumed the position of Chief Executive Officer:

NEO/Other Executive	Amount of Increase	2011 Annual Base Salary
Greg Becker	$ 100,000	$ 800,000
	(Promotion-related)
Michael Descheneaux	—	485,000
David Jones	—	400,000
Joan Parsons	—	385,000
Mary Dent	—	360,000
Ken Wilcox	—	1,000,000

Annual Cash Incentives

Our NEOs and Mr. Wilcox participate in the Company’s Incentive Compensation Plan for executives (“ICP”), an annual cash incentive plan that rewards performance against individual and company objectives.

NEO Target Awards

For each participant, the Committee establishes a target incentive, stated as a percentage of the individual’s annual base salary:

NEO/Other Executive	Target ICP
Greg Becker	70%
Michael Descheneaux	40
David Jones	40
Joan Parsons	45
Mary Dent	50
Ken Wilcox	70

The Committee did not change the target ICP for Mr. Wilcox or any of the NEOs, other than Mr. Becker. In connection with Mr. Becker’s promotion to CEO, the Committee increased his target ICP from 40% to 70%.

ICP Funding

The Committee establishes one or more metrics that it will use to measure company performance for ICP funding purposes. Similar to prior years, for 2011, the Committee established ROE relative to the Board-approved annual budget as the ICP performance metric. The Committee continues to believe that ROE is an appropriate indicator of financial performance that is directly related to the creation of stockholder value.

At the beginning of the year, the Committee determines the extent to which the Company will fund the incentive pool. The graph below illustrates the relationship in 2011 between (i) achieved ROE as a percentage of the annual plan, and (ii) the percentage of the target incentive pool accrued for the NEOs. There is a maximum funding amount of 200% of target payment for achievement of 125% or over of our budgeted ROE under our annual plan.

The Committee retains discretion to fund up to 50% of the target ICP pool for performance below the 90% threshold, if and when it believes that making partial ICP payments are in the Company’s interests. The Committee decides in its sole discretion over whether and to what extent it will fund or spend the provisional pool and in no way does this pool represent a form of guaranteed incentive payments. The Committee did not approve any provisional funding pool for 2011 because of the Company’s above-target ROE performance.

In addition, the Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary items, such as non-recurring accounting items. In the second quarter of 2011, per management’s recommendation, the Committee excluded certain non-recurring investment gains.

2011 NEO ICP Awards

At the close of the year, the Committee determines actual incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the individual NEO’s performance. ICP awards for NEOs may be at, above, or below the target incentive and are made at the sole discretion of the Committee.

In determining each NEO’s performance, the Committee considered a variety of factors that it believed to be relevant, including each NEO’s contributions to (i) the Company’s business and financial results, (ii) the Company’s successful execution of its 2011 corporate initiatives, and (iii) broader leadership within the organization. For Mr. Becker, the Committee considered the performance assessment conducted by the Board. For the other NEOs, the Committee considered the performance assessments conducted by Mr. Becker. In addition to these management assessments, the Committee considered its direct observations and assessments of each NEO’s performance.

The Committee determined that the NEOs had earned the following incentive awards for 2011:  (All items denoted with an asterisk (*) indicate Company record amounts for the year.)

NEO/Other Executive	Amount of Award	Other Primary Factors Considered in Determining Individual Awards
Greg Becker	$1,120,000

• 2011 profitability

¡        Earnings per share of $3.94*, up 76% from 2010

¡         Annual consolidated net income of $171.9 million*, up 81% from 2010

¡        Return on average equity of 11.87%*, up from 54% from 2010

• Total asset growth (average total assets of $18.7 billion*, up 26% from 2010)

• Continued strength of our capital and liquidity position

• Loan portfolio growth (average loan (net of unearned income) balances of $5.8 billion*, up 31% from 2010)

• Rigorous credit underwriting (net recoveries of $1.2 million in 2011, with recoveries exceeding charge-offs) and loan portfolio management

• Favorable regulatory examination results

• Growth in market share

• Positive client satisfaction survey results

• Progress on specific identified long-term growth initiatives

• Development of long-term strategic plan

• Being named by a nationally-recognized financial publication as a top 10 bank in the U.S.

• Employee morale and engagement

Michael Descheneaux	$500,000

• Strong execution of our overall financial management, including capital and liquidity

• Effective management of our fixed-income investment portfolio (average available-for-sale securities of $9.4 billion, up 75% from 2010)

• Completion of the repurchase of $312.6 million of our senior and subordinated notes

• Effective management of relations with investors, credit ratings agencies and other key constituents

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

David Jones	$400,000

• Strong credit quality (net recoveries of $1.2 million in 2011, with recoveries exceeding charge-offs)

• Maintenance of our already rigorous credit underwriting and loan portfolio management

• Reduction in impaired loan balances

• Favorable regulatory examination results relating to credit

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

NEO/Other Executive	Amount of Award	Other Primary Factors Considered in Determining Individual Awards
Joan Parsons	$400,000

• Loan portfolio growth (average loan (net of unearned income) balances of $5.8 billion*, up 31% from 2010)

• Strong credit quality (net recoveries of $1.2 million in 2011, with recoveries exceeding charge-offs)

• Strong deposit growth (average deposit balances of $15.6 billion*, up 29% from 2010)

• Effective cross–selling

• Growth in market share

• Continued focus on improving client experience

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

Mary Dent	$350,000

• Effective advocacy on legislation, including the Volcker Rule

• Favorable regulatory examination results

• Strengthening of research and development function

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

• Being named by a leading legal publication as one of the top 25 leading general counsels in California

Ken Wilcox	$1,400,000

• Significant contributions toward SVB’s long-term success, including Mr. Wilcox’s role in strategic planning, succession planning, and executive development

• 2011 profitability

• Effective succession to Mr. Becker

• Significant progress preparing for the China joint venture and establishing our Asia strategy, including:

¡        Finalized agreements and an operating plan for the joint venture with the Company’s joint venture partner, Shanghai Pudong Development Bank

¡        Received provisional license from the Chinese government (the first such license granted to a U.S. commercial bank)

¡        Developed an operating plan for the Company’s non-JV China and Asia businesses

¡        Effectively developed Asia team

¡        Expanded the number and quality of SVB’s relationships in Asia

• Effective U.S. regulatory relations

Equity Incentives

Each NEO is eligible to receive equity awards, including stock options, restricted stock units and restricted stock awards under our 2006 Equity Incentive Plan. The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. For the reasons discussed above, the Company did not grant equity incentives to Mr. Wilcox in 2011, and does not expect to grant equity incentives to Mr. Wilcox in 2012.

The Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the

Company under its equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

In 2011, in an effort to tie more executive compensation to the future performance of the Company’s common stock, the Committee discontinued new awards under the Cash LTIP, and increased long-term equity compensation. The Committee determined a target long-term equity award total value for each NEO and, effective as of April 27, 2011, awarded each NEO the following mix of performance-based (80%) and non-performance-based (20%) equity awards, as further discussed below:

NEO Equity Awards Granted in 2011
NEO/Other Executive	Number of Shares of the Common Stock Subject to:
	Non-Performance-Based Equity Awards (20%)	Performance-Based Equity Awards (80%)
	Restricted Stock Units (20%)	Stock Options (46%)	Performance-Based Restricted Stock Units (34%) (Target)
Greg Becker	5,000	24,000	9,000
Michael Descheneaux	3,000	16,000	6,000
David Jones	2,000	10,000	4,000
Joan Parsons	2,000	7,000	3,000
Mary Dent	2,000	9,000	3,000
Ken Wilcox	---	---	---

•

The stock options and restricted stock units (RSUs) are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. The Committee did not establish performance-based criteria, as the value of these stock options, and any increase in the value of the RSUs, are inherently tied to the future performance of the Company’s common stock.

•

The performance-based restricted stock units (PRSUs) are subject to performance-based vesting over a one-year period and if earned, time-based vesting until December 20, 2013. The Committee determines at its discretion the performance conditions upon which the awards are earned, which for 2011, was the Company’s TSR performance, as measured against its Peer Group:

Relative TSR Performance (Against Peer Group)	Bottom Quartile (0-25% of 2011 Peer Group Performance)	Second Quartile (26-50% of 2011 Peer Group Performance)	Third Quartile (51-75% of 2011 Peer Group Performance)	Top Quartile (>75% of 2011 Peer Group Performance)
Extent of PRSUs Earned	0% of Target	50% of Target	100% of Target	150% of Target (Maximum)

After the end of the year, the Committee determined whether (and to what extent) the NEOs had earned the PRSUs, based on the Company’s performance against the TSR. As calculated for purposes of the PRSUs, the Company’s 2011 TSR4 ranked within the second quartile, or between 26% and 50% of TSR performance for the Peer Group. Accordingly, the Committee determined that the NEOs had earned 50% of their respective target PRSUs. The earned PRSUs are subject to further time-based vesting and will vest on December 20, 2013, subject to each respective NEO’s continued employment or other service to the Company.

In addition, in connection with his promotion as CEO, Mr. Becker received a one-time promotion award of 19,000 restricted stock units, all of which is subject to cliff vesting on April 27, 2015, the fourth anniversary of the effective date of grant, subject to continued employment through such date.

4 Based on the differential between the average daily closing stock prices over the last two months of each of years 2010 and 2011.

Long-Term Cash Incentives

The Committee did not make any new long-term cash incentive awards to any NEO in 2011. During 2011, Mr. Wilcox was eligible to earn an LTI Award of up to $2.3 million. 50% of the award was subject to the Company’s TSR performance, as measured against its Peer Group (determined in the same manner as the NEOs’ PRSUs, as described above), and 50% was based on performance conditions specifically relating to the Company’s global expansion, including progress made on our Chinese joint venture bank. Based on the Company’s relative TSR performance and the significant progress made in preparation of our Chinese joint venture bank, and after the application of the Maximum Guideline, the Committee awarded Mr. Wilcox a total payment of $1.6 million for 2011, payable in three annual installments.

During 2010, the Company had implemented the Cash Long Term Incentive Plan (“Cash LTIP”) to increase the proportion of long-term performance-based pay in our NEOs’ total target compensation packages and to manage the Company’s equity burn rate. In 2011, the Committee increased the NEOs’ long-term equity incentives (as discussed above under “Equity Incentives”), and discontinued making new awards under the Cash LTIP. The only awards made under the Cash LTIP plan were in 2010, which cover the 2010-2012 performance period.

Cash LTIP awards are deemed earned at the Committee’s sole discretion and are not guaranteed. The Committee determined 2011 payouts for the 2010 awards based on the Company’s book value growth and relative total shareholder return performance during the 2010-2012 performance period, as follows:

Target Award Payment:	75% of Target Award (Threshold Payment)	100% of Target Award (Target Payment)	125% of Target Award (Maximum Payment)
Book Value Growth* (50% of Target)	90% of Annual Book Value Growth Target	100% of Annual Book Value Growth Target	110% of Annual Book Value Growth Target
Company TSR, as measured against range of Peer Group TSR (50% of Target)	Lower 35% of Peer Group TSR	Middle 30% of Peer Group TSR	Upper 35% of Peer Group TSR

*

The calculation of the actual award is intended to be calculated on a linear basis based on the achievement against established book value goals, subject to the Committee’s discretion to adjust the award.

While the Committee intends to primarily consider the above performance goals to determine 2012 payouts under the 2010 awards, the Committee may approve actual awards based on other factors it deems appropriate and adjust the award at its complete discretion.

For 2011, the Committee approved the following Cash LTIP payments for the NEOs and Mr. Wilcox. The Committee considered, among other things: (i) the Company’s achievement of over 110% of its book value target for 2010 and 2011; (ii) the Company’s TSR5 for 2010 - 2011, which ranked within the middle 30% of the Peer Group; and (iii) overall Company performance. The Committee approved payments of 100% of target for 2011 to each NEO (after adjusting for amounts previously paid for 2010 in order to reflect the cumulative performance of the 2010-2011 period):

Participant	Target Award for 2010-2012 Three-Year Performance Period	One-Year Award for Fiscal Year 2011 (30% of total target award)
Greg Becker	$212,600	$63,780
Michael Descheneaux	107,800	32,340
David Jones	150,000	45,000
Joan Parsons	181,500	54,450
Mary Dent	60,000	18,000
Ken Wilcox	900,000	270,000

5 Based on the differential between the average daily closing stock prices over the last two months of each of years 2009 and 2011.

After the 2010-2012 performance period is completed, it is the Committee’s intention to terminate the Cash LTIP.

Executive Benefits

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our Deferred Compensation Plan (“DCP”), each individual may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

No NEOs participated in the DCP in 2011. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2008.

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) and Employee Stock Ownership Plan, our qualified retirement plan that is generally available to all of the Company’s employees. Other than our 401(k) plan, SVB Financial Group does not provide any pension, excess retirement, or SERPs to our NEOs.

Under our 401(k) plan, our U.S. employees, including our NEOs, may make voluntary pre-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (“ESOP”). We make discretionary annual contributions for U.S. employees ranging from 0% to 10% of eligible compensation. The Committee determines the amount of the ESOP contribution annually. ESOP contributions may be in the form of cash, the Company’s common stock, or a combination of both. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

For 2011, the Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution, and established a 5% (of eligible compensation) funding level based on target ROE performance. During 2011, the Committee decided to cap contributions at a maximum of 5%, even if the Company’s ROE achievement exceeded target performance. As a result, despite the Company’s above-target achievement of ROE for 2011, the Committee approved a contribution of 5% of eligible compensation in cash (50%) and the Company’s common stock (50%).

All U.S. regular employees as of December 31, 2011 are eligible to receive an ESOP contribution regardless of whether or not they make deferrals in the 401(k) component of the plan. ESOP contributions vest annually during the first five years of employee service; thereafter, all contributions are fully vested when made.

Health and Welfare Benefits; Paid Time-Off

Our U.S. employees, including our NEOs, are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. In addition, we offer our executives paid vacation days, sick days and other paid time-off benefits on the same basis as our employees.

Mr. Wilcox is eligible to participate in our standard U.S. health and welfare benefits program. His work and holiday schedule is the work and holiday schedule for our representative office in Shanghai, China.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. From time to time, we may provide benefits that may be considered perquisites on a limited or exception basis, which we disclose as required by applicable rules. In 2011, we provided certain benefits to Mr. Wilcox, primarily relating to his international assignment and temporary relocation to Asia. See footnote 36 of the “Summary Compensation Table” below.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Committee approves all equity grants that are made to any executive officer of the Company. Typically, the Committee approves annual equity compensation grants to executives during the first or second quarters of the year, and grants are made effective during an open trading window pursuant to our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2011 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Committee typically approves an equity grant amount prior to the executive’s start of employment, and the effective grant date is typically set during an open trading window. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Committee or other authorized committee.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Stock options and restricted stock units vesting solely upon achievement of performance goals awarded under our 2006 Equity Incentive Plan qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as performance-based restricted stock units that vest based on the Committee’s discretion, restricted stock units that vest based solely on continued service, and payments under ICP and Cash LTIP, are designed to allow the Committee to balance tax deductibility with other business priorities that affect stockholder value.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The guidelines are as follows:

Executive Position	Minimum Requirement (number of shares owned)
	After One Year in Office	After Three Years in Office	After Five Years in Office
Chief Executive Officer	12,500	30,000	50,000	*
President, Chief Financial Officer and Chief Risk & Strategy Officer	3,000	8,000	12,000
All Other Executive Officers	2,500	6,500	9,500

*	Based on the closing price of the Company’s common stock as of the Record Date of $60.65, this requirement represents a multiple of 3.8 times Mr. Becker’s annual base salary.

The Committee reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock and restricted stock units. The Committee does not count vested or unvested stock options towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed by the Governance Committee.

As of December 31, 2011, all of our NEOs were in compliance with the applicable ownership guidelines.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2009, 2010 and 2011.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)		Stock Awards ($) (3)		Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compen- sation ($) (4)	All Other Compen- sation ($)		Total ($)
Greg Becker,	2009	$ 499,154		$ 170,000		$ 140,592		$ 237,867	$ -	$ 27,914	$ 54,996	(5)	$ 1,130,523
President and Chief Executive Officer	2010	705,412		479,725	(6)	376,568		324,181	-	16,906	26,338	(7)	1,929,130
	2011	781,696	(8)	1,183,780	(9)	1,992,210	(10)	618,929	-	(7,300)	24,500	(11)	4,593,815

Michael Descheneaux,	2009	408,548		170,000		115,536		193,764	-	-	59,921	(12)	947,769
Chief Financial Officer	2010	485,019		340,425	(13)	288,719		248,542	-	-	26,338	(14)	1,389,043
	2011	488,749		532,340	(15)	543,330		412,619	-	-	24,500	(16)	2,001,538

David Jones,	2009	302,319		200,000		97,440		111,869	-	-	36,719	(17)	748,347
Chief Credit Officer	2010	386,425		291,250	(18)	200,824		172,903	-	-	26,338	(19)	1,077,740
	2011	404,631		445,000	(20)	362,220		257,887	-	-	24,500	(21)	1,494,238

Joan Parsons,	2009	287,762		150,000		99,700		96,941	-	-	57,497	(22)	691,900
Head of U.S. Banking	2010	316,262		293,163	(23)	132,183		108,831	-	-	26,338	(24)	876,777
	2011	380,640		454,450	(25)	301,850		180,521	-	-	24,500	(26)	1,341,961

Mary Dent,	2009	280,011		100,000		75,168		121,657	-	-	78,152	(27)	654,988
General Counsel	2010	346,680		257,500	(28)	163,181		140,475	-	-	26,338	(29)	934,174
	2011	360,014		368,000	(30)	301,850		232,098	-	-	24,500	(31)	1,286,462

Ken Wilcox,	2009	790,223		300,000		253,344		426,570	-	-	95,946	(32)	1,866,083
Chairman, Silicon Valley Bank	2010	1,034,654		1,387,500	(33)	903,800		432,248	-	-	26,338	(34)	3,784,540
	2011	1,053,885		3,270,000	(35)	-		-	-	-	816,642	(36)	5,140,527

(1)	Includes charitable donations of vacation time.

(2)

We have reflected values for the Company’s ICP and Cash LTIP incentive programs under the “Bonus” column because these programs provide for the Committee’s discretion to make final determinations on individual incentive payments. We therefore have reported these payments as part of a discretionary incentive plan under “Bonus” (as opposed to “Non-Equity Incentive Plan Compensation”). See “Elements of Compensation – Annual Cash Incentives” and “- Long-Term Cash Incentives” under “Compensation Discussion and Analysis” above.

(3)

Values indicated for restricted stock unit and stock option awards reflect the fair market value of grants made during the fiscal year. Values for performance-based restricted stock unit awards reflect the probable outcome, reported as the target amounts as of the date of grant. Actual outcomes determined by the Committee were as follows: (i) for 2009, 50% of the target amounts were earned; (ii) for 2010, 100% of the target amounts were earned; and (iii) for 2011, 50% of the target amounts were earned. See “Elements of Compensation – Equity Incentives” under “Compensation Discussion and Analysis” above.

(4)

We do not provide NEOs with any Company-funded deferred compensation benefits but do offer each NEO the opportunity to tax-defer a portion of their income. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant. The amounts below reflect increases or decreases in the value of an NEO’s deferred compensation account based on such hypothetical earnings or losses. Among the NEOs, only Mr. Becker participates in the DCP. See “Executive Benefits - Deferred Compensation” under “Compensation Discussion and Analysis” above.

(5)

Other compensation for Mr. Becker in 2009 is comprised of: (a) payment of $42,662 under the Retention Program (“RP”); (b) interest paid of $84 due to delayed payment of 2008 RP; and (c) 401(k) Savings Plan matching contribution of $12,250.

(6)	Bonus compensation for Mr. Becker in 2010 is comprised of: (a) Cash LTIP payment of $79,725; and (b) ICP payment of $400,000.

(7)	Other compensation for Mr. Becker in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(8)	Salary compensation for Mr. Becker in 2011 includes his promotional salary increase.

(9)	Bonus compensation for Mr. Becker in 2011 is comprised of: (a) Cash LTIP payment of $63,780; and (b) ICP payment of $1,120,000.

(10)	Stock compensation for Mr. Becker in 2011 includes his one-time promotional grant of 19,000 restricted stock units (subject to four-year cliff vesting).

(11)	Other compensation for Mr. Becker in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(12)

Other compensation for Mr. Descheneaux in 2009 is comprised of: (a) RP payment of $19,018; (b) interest paid of $206 due to delayed payment of 2008 RP and ICP incentive program; (c) 401(k) Savings Plan matching contribution of $12,250; and (d) $28,447 in company-paid travel and housing.

(13)	Bonus compensation for Mr. Descheneaux in 2010 is comprised of: (a) Cash LTIP payment of $40,425; and (b) ICP payment of $300,000.

(14)	Other compensation for Mr. Descheneaux in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(15)	Bonus compensation for Mr. Descheneaux in 2011 is comprised of: (a) Cash LTIP payment of $32,340; and (b) ICP payment of $500,000.

(16)	Other compensation for Mr. Descheneaux in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(17)	Other compensation for Mr. Jones in 2009 is comprised of: (a) RP payment of $24,469; and (b) 401(k) Savings Plan matching contribution of $12,250.

(18)	Bonus compensation for Mr. Jones in 2010 is comprised of: (a) Cash LTIP payment of $56,250; and (b) ICP payment of $235,000.

(19)	Other compensation for Mr. Jones in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(20)	Bonus compensation for Mr. Jones in 2011 is comprised of: (a) Cash LTIP payment of $45,000; and (b) ICP payment of $400,000.

(21)	Other compensation for Mr. Jones in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(22)	Other compensation for Ms. Parsons in 2009 is comprised of: (a) RP payment of $17,895; (b) 401(k) Savings Plan matching contribution of $12,250; and (c) relocation benefits of $27,352.

(23)	Bonus compensation for Ms. Parsons in 2010 is comprised of: (a) Cash LTIP payment of $68,063; and (b) ICP payment of $225,100.

(24)	Other compensation for Ms. Parsons in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(25)	Bonus compensation for Ms. Parsons in 2011 is comprised of: (a) Cash LTIP payment of $54,450; and (b) ICP payment of $400,000.

(26)	Other compensation for Ms. Parsons in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(27)	Other compensation for Ms. Dent in 2009 is comprised of: (a) special spot incentive of $25,000; (b) RP payment of $40,902; and (c) 401(k) Savings Plan matching contribution of $12,250.

(28)	Bonus compensation for Ms. Dent in 2010 is comprised of: (a) Cash LTIP payment of $22,500; and (b) ICP payment of $235,000.

(29)	Other compensation for Ms. Dent in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(30)	Bonus compensation for Ms. Dent in 2011 is comprised of: (a) Cash LTIP payment of $18,000; and (b) ICP payment of $350,000.

(31)	Other compensation for Ms. Dent in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(32)

Other compensation for Mr. Wilcox in 2009 is comprised of: (a) RP payment of $83,564; (b) interest paid of $132 due to delayed payment of 2008 RP; and (c) 401(k) Savings Plan matching contribution of $12,250.

(33)	Bonus compensation for Mr. Wilcox in 2010 is comprised of: (a) Cash LTIP payment of $337,500; and (b) ICP payment of $1,050,000.

(34)	Other compensation for Mr. Wilcox in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(35)

Bonus compensation for Mr. Wilcox in 2011 is comprised of: (a) Cash LTIP payment of $270,000; (b) ICP payment of $1,400,000; and (c) long-term cash incentive award of $1,600,000, which is payable in three annual installments (for 2011, he received a payment of $533,333).

(36)

Other compensation for Mr. Wilcox in 2011 includes: (a) ESOP contribution of $12,250 (b) 401(k) Savings Plan matching contribution of $12,250; and (c) in connection with his international assignment and temporary relocation to China: (i) relocation benefits of $19,526, (ii) housing benefit and living expenses of $106,217, (iii) transportation and home travel benefits of $54,097, and (iv) total estimated taxes to be paid by the Company under a tax equalization arrangement of approximately $602,546. In addition, other compensation includes $9,756 representing the costs of: (i) an event to celebrate Mr. Wilcox’s transition from the CEO role, as well as a gift from the Company of a personal driving excursion, and (ii) certain Company-sponsored events held throughout 2011 which were attended by Mr. Wilcox’s spouse.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2011.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (2)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	April 27, 2011	April 20, 2011							19,000		$-	$1,147,030
Greg Becker	April 27, 2011	April 20, 2011							5,000			301,850
Greg Becker	April 27, 2011	April 20, 2011							4,500			271,665
Greg Becker	April 27, 2011	April 20, 2011								24,000	60.37	618,929
Michael Descheneaux	April 27, 2011	April 20, 2011							3,000			181,110
Michael Descheneaux	April 27, 2011	April 20, 2011							3,000			181,110
Michael Descheneaux	April 27, 2011	April 20, 2011								16,000	60.37	412,619
David Jones	April 27, 2011	April 20, 2011							2,000			120,740
David Jones	April 27, 2011	April 20, 2011							2,000			120,740
David Jones	April 27, 2011	April 20, 2011								10,000	60.37	257,887
Joan Parsons	April 27, 2011	April 20, 2011							2,000			120,740
Joan Parsons	April 27, 2011	April 20, 2011							1,500			90,555
Joan Parsons	April 27, 2011	April 20, 2011								7,000	60.37	180,521
Mary Dent	April 27, 2011	April 20, 2011							2,000			120,740
Mary Dent	April 27, 2011	April 20, 2011							1,500			90,555
Mary Dent	April 27, 2011	April 20, 2011								9,000	60.37	232,098
Ken Wilcox	n/a

(1)

For the performance-based restricted stock unit grants to the NEOs made in 2011, the performance achievement was determined as of December 31, 2011 based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above. Since the achievement under this performance-based restricted stock grant was determined as of December 31, 2011, there are no estimated future payouts to be disclosed in the table above. See “Compensation Discussion and Analysis—Equity Incentives” above.

(2)

The stock awards reported above reflect performance-based restricted stock unit awards granted to each NEO. The Committee determined in January 2012 that 50% of the target for these awards had been earned for 2011. The target payout of the awards to Mr. Becker, Mr. Descheneaux, Mr. Jones, Ms. Parsons and Ms. Dent were 9,000, 6,000, 4,000, 3,000 and 3,000 shares, respectively. The achievement resulted in a 50% payout of target, which is subject to further time-based vesting until December 20, 2013. Mr. Wilcox did not receive any equity awards in 2011.

(3)	Only the exercise price of the stock option awards is reported in the table above.

(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. With respect to the restricted stock unit awards, the fair value of the awards is calculated based upon the per share price of $60.37, the fair market value on the date of grant.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2011, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	54,161	$1,450,906	2,525	$123,321
Michael Descheneaux	12,100	198,622	2,075	101,343
David Jones	62,000	1,729,822	3,155	157,640
Joan Parsons	16,054	624,036	2,962	156,632
Mary Dent	12,523	115,853	1,600	79,052
Ken Wilcox	78,247	2,211,787	4,550	222,222

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2011. The exercise price for each of the stock option grants reported below is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables below. Outstanding stock awards are valued based upon the closing market price of the Company’s stock as of December 31, 2011, which was $47.69 per share.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	8,339	-	-	$24.03	January 17, 2012
	7,500	-	-	31.29	April 17, 2012
	12,500	-	-	19.24	November 5, 2012
	15,000	-	-	46.31	April 26, 2012
	10,000	-	-	50.38	May 2, 2013
	12,050	-	-	52.72	May 22, 2014
	12,338	4,112 (1)	-	48.76	April 29, 2015
	8,226	8,224 (2)	-	27.84	May 12, 2016
	4,262	12,783 (3)	-	45.19	July 27, 2017
	-	24,000 (4)	-	60.37	April 27, 2018
						8,333 (5)	$397,401	-	-
						4,500 (6)	214,605	-	-
						5,000 (7)	238,450	-	-
						19,000 (8)	906,110	-	-

(1)	4,112 options will vest on April 29, 2012.

(2)	4,112 options will vest on November 20, 2012; and 4,112 options will vest on November 20, 2013.

(3)	4,261 options will vest on July 27, 2012; 4,261 options will vest on July 27, 2013; and 4,261 options will vest on July 27, 2014.

(4)	6,000 options will vest on April 27, 2012; 6,000 options will vest on April 27, 2013; 6,000 options will vest on April 27, 2014; and 6,000 options will vest on April 27, 2015.

(5)	8,333 restricted stock units will vest on December 31, 2012.

(6)	4,500 restricted stock units will vest on December 20, 2013.

(7)

1,250 restricted stock units will vest on April 27, 2012; 1,250 restricted stock units will vest on April 27, 2013; 1,250 restricted stock units will vest on April 27, 2014; and 1,250 restricted stock units will vest on April 27, 2015.

(8)	19,000 restricted stock units will vest on April 27, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	2,400	-	-	$46.42	November 9, 2013
	9,350	-	-	52.72	May 22, 2014
	7,550	3,350 (1)	-	48.76	April 29, 2015
	4,700	6,700 (2)	-	27.84	May 12, 2016
	3,267	9,801 (3)	-	45.19	July 27, 2017
	-	16,000 (4)	-	60.37	April 27, 2018
						6,389 (5)	$304,691	-	-
						3,000 (6)	143,070	-	-
						3,000 (7)	143,070	-	-

(1)	3,350 options will vest on April 29, 2012.

(2)	3,350 options will vest on November 20, 2012; and 3,350 options will vest on November 20, 2013.

(3)	3,267 options will vest on July 27, 2012; 3,267 options will vest on July 27, 2013; and 3,267 options will vest on July 27, 2014.

(4)	4,000 options will vest on April 27, 2012; 4,000 options will vest on April 27, 2013; 4,000 options will vest on April 27, 2014; and 4,000 options will vest on April 27, 2015.

(5)	6,389 restricted stock units will vest on December 31, 2012.

(6)	3,000 restricted stock units will vest on December 20, 2013.

(7)

750 restricted stock units will vest on April 27, 2012; 750 restricted stock units will vest on April 27, 2013; 750 restricted stock units will vest on April 27, 2014; and 750 restricted stock units will vest on April 27, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
David Jones	3,500	-	-	$53.29	April 4, 2013
	3,250	-	-	48.15	April 2, 2014
	3,000	1,000 (1)	-	48.76	April 29, 2015
	2,000	4,000 (2)	-	27.84	May 12, 2016
	2,273	6,818 (3)	-	45.19	July 27, 2017
	-	10,000 (4)	-	60.37	April 27, 2018
						4,444 (5)	$211,934	-	-
						2,000 (6)	95,380	-	-
						437 (7)	20,841	-	-
						2,000 (8)	95,380	-	-

(1)	1,000 options will vest on April 29, 2012.

(2)	2,000 options will vest on May 12, 2012; and 2,000 options will vest on May 12, 2013.

(3)	2,273 options will vest on July 27, 2012; 2,273 options will vest on July 27, 2013; and 2,272 options will vest on July 27, 2014.

(4)	2,500 options will vest on April 27, 2012; 2,500 options will vest on April 27, 2013; 2,500 options will vest on April 27, 2014; and 2,500 options will vest on April 27, 2015.

(5)	4,444 restricted stock units will vest on December 31, 2012.

(6)	2,000 restricted stock units will vest on December 20, 2013.

(7)	437 restricted stock units will vest on April 29, 2012.

(8)

500 restricted stock units will vest on April 27, 2012; 500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Joan Parsons	5,000	-	-	$31.29	April 17, 2012
	10,000	-	-	22.50	September 4, 2012
	3,500	-	-	43.49	April 1, 2012
	3,000	-	-	53.29	April 4, 2013
	2,750	-	-	48.15	April 2, 2014
	2,063	687 (1)	-	48.76	April 29, 2015
	1,250	1,250 (2)	-	23.16	January 27, 2016
	1,750	1,750 (3)	-	19.48	April 28, 2016
	1,250	1,250 (4)	-	42.45	October 27, 2016
	1,250	3,750 (5)	-	49.18	April 30, 2017
	171	511 (6)	-	43.53	October 26, 2017
	-	7,000 (7)	-	60.37	April 27, 2018
						1,500 (8)	$71,535	-	-
						312 (9)	14,879	-	-
						500 (10)	23,845	-	-
						874 (11)	41,681	-	-
						500 (12)	23,845	-	-
						1,500 (13)	71,535	-	-
						582 (14)	27,756	-	-
						2,000 (15)	95,380	-	-

(1)	687 options will vest on April 29, 2012.

(2)	625 options vested on January 27, 2012; and 625 options will vest on January 27, 2013.

(3)	875 options will vest on April 28, 2012; and 875 options will vest on April 28, 2013.

(4)	625 options will vest on October 27, 2012; and 625 options will vest on October 27, 2013.

(5)	1,250 options will vest on April 30, 2012; 1,250 options will vest on April 30, 2013; and 1,250 options will vest on April 30, 2014.

(6)	171 options will vest on October 26, 2012; 170 options will vest on October 26, 2013; and 170 options will vest on October 26, 2014.

(7)	1,750 options will best on April 27, 2012; 1,750 options will vest on April 27, 2013; 1,750 options will vest on April 27, 2014; and 1,750 options will vest on April 27, 2015.

(8)	1,500 restricted stock units will vest on December 20, 2013.

(9)	312 restricted stock units will vest on April 29, 2012.

(10)	250 restricted stock units vested on January 27, 2012; and 250 restricted stock units will vest on January 27, 2013.

(11)	437 restricted stock units will vest on April 28, 2012; and 437 restricted stock units will vest on April 28, 2013.

(12)	250 restricted stock units will vest on October 27, 2012; and 250 restricted stock units will vest on October 27, 2013.

(13)	500 restricted stock units will vest on April 30, 2012; 500 restricted stock units will vest on April 30, 2013; and 500 restricted stock units will vest on April 30, 2014.

(14)	194 restricted stock units will vest on October 26, 2012; 194 restricted stock units will vest on October 26, 2013; and 194 restricted stock units will vest on October 26, 2014.

(15)

500 restricted stock units will vest on April 27, 2012; 500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Mary Dent	11,752	-	-	$48.49	June 2, 2013
	1,425	-	-	52.72	May 22, 2014
	6,525	2,175 (1)	-	48.76	April 29, 2015
	4,350	4,350 (2)	-	27.84	May 12, 2016
	1,847	5,539 (3)	-	45.19	July 27, 2017
	-	9,000 (4)	-	60.37	April 27, 2018
						3,611 (5)	$172,209	-	-
						1,500 (6)	71,535	-	-
						2,000 (7)	95,380	-	-

(1)	2,175 options will vest on April 29, 2012.

(2)	2,175 options will vest on May 12, 2012; and 2,175 options will vest on May 12, 2013.

(3)	1,847 options will vest on July 27, 2012; 1,846 options will vest on July 27, 2013; and 1,846 options will vest of July 27, 2014.

(4)	2,250 options will vest on April 27, 2012; 2,250 options will vest on April 27, 2013; 2,250 options will vest on April 27, 2014; and 2,250 options will vest on April 27, 2015.

(5)	3,611 restricted stock units will vest on December 31, 2012.

(6)	1,500 restricted stock units will vest on December 20, 2013.

(7)

500 restricted stock units will vest on April 27, 2012; 500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expriation Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Ken Wilcox	2,000	-	-	$30.84	May 30, 2012
	6,751	-	-	17.07	November 8, 2012
	32,500	-	-	46.31	April 26, 2012
	23,500	-	-	50.38	May 2, 2013
	21,700	-	-	52.72	May 22, 2014
	22,125	7,375 (1)	-	48.76	April 29, 2015
	14,750	14,750 (2)	-	27.84	May 12, 2016
	5,682	17,045 (3)	-	45.19	July 27, 2017
						20,000 (4)	$953,800	-	-

(1)	7,375 options will vest on April 29, 2012.

(2)	7,375 options will vest on November 20, 2012; and 7,375 options will vest on November 20, 2013.

(3)	5,682 options will vest on July 27, 2012; 5,682 options will vest on July 27, 2013; and 5,681 options will vest on July 27, 2014.

(4)	20,000 restricted stock units will vest on December 31, 2012.

Pension Benefits

The Company does not maintain any defined benefit pension plans.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under the Company’s Deferred Compensation Plan. The Company does not maintain any other non-qualified deferred compensation program for its NEOs.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Greg Becker (1)	$-	$-	$(7,300)	$-	$109,916
Michael Descheneaux	-	-	-	-	-
David Jones	-	-	-	-	-
Joan Parsons	-	-	-	-	-
Mary Dent	-	-	-	-	-
Ken Wilcox	-	-	-	-	-

(1)	Mr. Becker participated in the Deferred Compensation Plan in 2008. No additional contributions were made during 2011.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the plan) following a change in control of the Company. The Company adopted this plan in order to ensure that its executives did not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in the control of the Company.

We did not make any amendments or changes to the plan in 2011.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the President and the Chief Strategy and Risk Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services. The plan provides for a tax gross-up to cover an individual’s excise taxes if the total change-in-control benefits to an individual executive exceed the Internal Revenue Code Section 280G limit by more than 10%.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of the Company’s voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of the Company’s assets; an acquisition by any person, directly or indirectly, of 50% or more of the Company’s voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of the Company’s voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

The Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless the Company provides otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with the Company or its affiliates, or any customer of the Company or its affiliates, for 18 months with respect to the Chief Executive Officer, 12 months for the Chief Financial Officer, President and Chief Strategy Officer, and six months for other covered executives. In addition, unless the Company provides otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any employee of the Company or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in favor of the Company covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with the Company and its affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

The Company’s Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as the Company deems appropriate for the payment of severance benefits. The policy is intended to promote the Company’s ability to modify its workforce and structure while providing a reasonable level of certainty and job security to its employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy the Company continues to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

Long-Term Cash Incentive Plan

The Cash LTIP provides for post-termination payments under certain circumstances, subject to the Committee’s determination. If a participant’s service is terminated as the result of his or her death or disability, then the participant (or his or her estate) will be entitled to receive a pro-rata portion of the actual award (as determined by the Committee) he or she would otherwise have received had the participant remained employed through the end of the applicable performance period (less amounts previously paid, if any). If the Cash LTIP plan is terminated in connection with a change of control that occurs during the performance period, or if the plan continues following a change of control but the participant is terminated without cause or resigns for good reason within ninety (90) days prior to, or at any time following the change of control, the participant will be paid an actual award for the performance period then in progress with the amount to be based on actual achievement of the previous year’s performance goals, or if there are none, at 100% of target (less amounts previously paid, if any).

Additionally, if a participant terminates his or her service during the performance period as the result of his or her retirement, then the participant will be entitled to receive the actual award (as determined by the Committee) he or she would have otherwise received had the participant remained employed through the end of the performance period (less amounts previously paid, if any). For purposes of the Cash LTIP, “retirement” means a resignation from the Company or any affiliate if at the time of the resignation a participant is at least 62 years old, has completed at least 20 years of service with the Company or any affiliate, and is in good standing as determined by the Company. As of the date of this Proxy Statement, Mr. Wilcox is 63 years old and has completed at least 20 years of service with the Company.

Equity Incentive Plans

The Company’s 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans. The Company’s 1997 Equity Incentive Plan, in which certain NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company.

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-		$-	$800,000	$4,080,000	$-	$-
Market value of vested, exercisable stock options (1)	870,567		-	870,567	870,567	870,567	870,567
Market value of unvested stock options which would vest (2)	-		-	-	195,204	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	1,756,566	-	-
Company-paid health benefits	-		-	18,797	23,966	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	17,000	17,000	-	-
Deferred Compensation Plan balance payable (5)	109,916		109,916	109,916	109,916	109,916	109,916
Cash LTIP (7)	132,875	(8)	-	-	132,875	63,780	63,780
280G tax gross-up (9)	-		-	-	1,960,704	-	-

TOTAL	$1,113,358		$109,916	$1,816,280	$9,146,798	$1,044,263	$1,044,263

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Mr. Becker is fully vested in his retirement plan account.

(5)	Deferred Compensation Plan balance for Mr. Becker reflects his account balance as of December 31, 2011.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

(9)

Mr. Becker was promoted as Chief Executive Officer in April 2011. This tax calculation is based on his current salary, which includes a promotion-related increase. See “Compensation Discussion and Analysis – Annual Base Salary.”

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-		$-	$288,087	$1,358,000	$-	$-
Market value of vested, exercisable stock options (1)	104,511		-	104,511	104,511	104,511	104,511
Market value of unvested stock options which would vest (2)	-		-	-	157,498	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	590,831	-	-
Company-paid health benefits	-		-	12,319	23,041	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	8,500	8,500	-	-
Deferred Compensation Plan balance payable (5)	-		-	-	-	-	-
Cash LTIP (7)	67,375	(8)	-	-	67,375	32,340	32,340
280G tax gross-up	-		-	-	-	-	-

TOTAL	$171,886		$-	$413,417	$2,309,756	$136,851	$136,851

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Mr. Descheneaux is fully vested in his retirement plan account.

(5)	Mr. Descheneaux does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	DAVID JONES, CHIEF CREDIT OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-		$-	$400,000	$560,000	$-	$-
Market value of vested, exercisable stock options (1)	45,383		-	45,383	45,383	45,383	45,383
Market value of unvested stock options which would vest (2)	-		-	-	96,445	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	423,535	-	-
Company-paid health benefits	-		-	13,596	17,335	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	8,500	8,500	-	-
Deferred Compensation Plan balance payable (5)	-		-	-	-	-	-
Cash LTIP (7)	93,750	(8)	-	-	93,750	45,000	45,000
280G tax gross-up	-		-	-	-	-	-

TOTAL	$139,133		$-	$467,479	$1,244,948	$90,383	$90,383

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Mr. Jones is fully vested in his retirement plan account.

(5)	Mr. Jones does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	JOAN PARSONS, HEAD OF US BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-		$-	$385,000	$558,250	$-	$-
Market value of vested, exercisable stock options (1)	435,891		-	435,891	435,891	435,891	435,891
Market value of unvested stock options which would vest (2)	-		-	-	88,706	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	370,456	-	-
Company-paid health benefits	-		-	18,479	23,041	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	8,500	8,500	-	-
Deferred Compensation Plan balance payable (5)	-		-	-	-	-	-
Cash LTIP (7)	113,437	(8)	-	-	113,437	54,450	54,450
280G tax gross-up	-		-	-	-	-	-

TOTAL	$549,328		$-	$847,870	$1,598,281	$490,341	$490,341

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Ms. Parsons is fully vested in her retirement plan account.

(5)	Ms. Parsons does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	MARY DENT, GENERAL COUNSEL
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-		$-	$233,298	$540,000	$-	$-
Market value of vested, exercisable stock options (1)	90,965		-	90,965	90,965	90,965	90,965
Market value of unvested stock options which would vest (2)	-		-	-	100,195	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	339,124	-	-
Company-paid health benefits	-		-	11,498	21,991	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	8,500	8,500	-	-
Deferred Compensation Plan balance payable (5)	-		-	-	-	-	-
Cash LTIP (7)	37,500	(8)	-	-	37,500	18,000	18,000
280G tax gross-up	-		-	-	-	-	-

TOTAL	$128,465		$-	$344,261	$1,138,275	$108,965	$108,965

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Ms. Dent is fully vested in her retirement plan account.

(5)	Ms. Dent does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	KEN WILCOX, CHAIRMAN, SILICON VALLEY BANK
Compensation and Benefits	Voluntary Resignation (including Retirement)		Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in -Control (6)	Death	Disability
Cash severance pay	$-		$-	$666,667	$-	$-	$-
Market value of vested, exercisable stock options (1)	592,258		-	592,258	-	592,258	592,258
Market value of unvested stock options which would vest (2)	-		-	-	-	-	-
Market value of unvested restricted stock which would vest (3)	-		-	-	-	-	-
Company-paid health benefits	-		-	12,531	-	-	-
Accelerated retirement plan vesting (4)	-		-	-	-	-	-
Company-paid outplacement benefits	-		-	8,500	-	-	-
Deferred Compensation Plan balance payable (5)	-		-	-	-	-	-
Cash LTIP (7)	562,500	(8)	-	-	-	270,000	270,000
280G tax gross-up	-		-	-	-	-	-

TOTAL	$1,154,758		$-	$1,279,956	$-	$862,258	$862,258

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $47.69 per share (the closing share price as of December 31, 2011).

(4)	Mr. Wilcox is fully vested in his retirement plan account.

(5)	Mr. Wilcox does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2011 based on the base salary rate and incentive target rate in effect as of that date. Additionally, Mr. Wilcox does not participate in our Change in Control Plan.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable on upon “retirement”, assuming participants meet the applicable age and service requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts paid to each non-employee member of the Company’s Board of Directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Alex W. Hart	$ 164,250	$200,006	$-	$-	$-	$918	$365,174
Eric A. Benhamou	68,500	100,032	-	-	-	-	168,532
David M. Clapper	71,000	100,032	-	-	-	-	171,032
Roger F. Dunbar	99,250	100,032	-	-	-	-	199,282
Joel P. Friedman	75,000	100,032	-	-	-	-	175,032
G. Felda Hardymon	56,250	100,032	-	-	-	918	157,200
C. Richard Kramlich	63,500	100,032	-	-	-	-	163,532
Lata Krishnan	67,250	100,032	-	-	-	-	167,282
Kate D. Mitchell	86,250	100,032	-	-	-	-	186,282
John F. Robinson	84,500	100,032	-	-	-	-	184,532
Michaela K. Rodeno (2)	10,750	-	-	-	-	918	11,668
Garen K. Staglin (3)	50,000	100,032	-	-	-	-	150,032
Kyung H. Yoon	62,000	100,032	-	-	-	-	162,032

(1)

Values indicated for stock awards reflect the fair market value of grants made during the fiscal year, and are calculated based upon the closing share price of $58.67 as of the date of grant. These stock awards represent annual equity grants of restricted stock units made to directors for the 2011-2012 director term. See “Equity” below.

(2)	Ms. Rodeno’s directorship ended as of April 21, 2011.

(3)	Mr. Staglin joined the board as an advisory director on February 22, 2011, and was elected to the board on August 24, 2011.

(4)	The amounts reported in this column represent amounts paid to directors under the Retention Program. See “Retention Program” below.

The Compensation Committee establishes the compensation arrangement for directors, using a combination of annual retainer fees, meeting fees and annual equity awards. In prior years, the Company allowed its directors to participate in the Company’s Retention Program. Certain directors continue to receive benefits under that program for earlier plan years, as described below.

The current annual term for directors began on April 21, 2011, following their election by stockholders at our Annual Meeting on that date. For the year 2011, the Company paid a total of $2.3 million in compensation to its non-employee directors.

Elements of Director Compensation

The elements of compensation paid to each non-employee director for 2011 are as follows:

Fees

Each of the Company’s non-employee directors received:

•	An annual retainer fee of $35,000; and

•

A per-meeting fee of $1,000 for each Board meeting attended in person and a per-meeting fee of $500 for each Board meeting held entirely by telephone. (The meeting fee for the multi-day strategy session was $2,000.)

In addition to the above:

•	The chairperson of the Board received an additional annual fee of $90,000.

•

The chairperson of the Audit Committee received an additional annual fee of $20,000, the chairperson of the Compensation Committee received an additional annual fee of $12,500, and the chairpersons of each of the Directors’ Loan Committee, Finance Committee and Governance Committee received an additional annual fee of $10,000.

•	Each member of the Audit Committee received a fee of $2,500 for each Audit Committee meeting attended in person, and $1,250 for each Audit Committee meeting held entirely by telephone.

•

For members of all other committees, each committee member received a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting held entirely by telephone. (The meeting fee for an all-day strategic planning meeting was $3,000.)

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Equity

During fiscal year 2011, the Company granted 3,409 restricted stock units to the Chairman of the Board and 1,705 restricted stock units to each of the other non-employee directors elected at the annual stockholders meeting. The shares were granted on May 19, 2011 and are scheduled to vest in full upon the completion of their director term, expected to be on April 26, 2012.

The Compensation Committee previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of restricted stock unit awards until: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a change in control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2011. Mr. Hardymon and Ms. Krishnan elected to defer the receipt of their 2011 equity grants.

Retention Program

In earlier years, directors participated in the Company’s Retention Program. Messrs. Hardymon and Hart, and our former director, Ms. Rodeno currently participate in the program for plan years of 2002 and earlier, and each of them received distributions for 2011. No directors participate in any plan years subsequent to 2002.

Director Equity Ownership Guidelines

The Governance Committee of the Board has adopted equity ownership guidelines for the Company’s non-employee directors. Compliance with these guidelines are reviewed by the Governance Committee on a quarterly basis.

Under these guidelines, within five years of assuming their respective roles, the Chairperson of the Board should hold a minimum of 7,150 shares, and each of the other non-employee directors should hold a minimum of 2,000 shares, of the Company’s common stock. As of December 31, 2011, all directors met the guidelines, by ownership of the requisite number of shares or having served less than five years on the Board.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee performed all compensation functions of the Board, including administration of the Company’s stock-based employee benefit plans. (See discussion above under “Board Committees and Meeting Attendance” for additional information on the Compensation Committee.) None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Becker does not participate in any Compensation Committee discussions related to the evaluation of his performance or the determination of his compensation. See descriptions of related transactions between the Company and each of members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the Company’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s Board or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company currently has in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving the Company and certain related persons that are required to be disclosed under Item 404 of the SEC’s Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	the Company is a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of the Company’s Common Stock; and

•	Any immediate family member of any of the above.

Management of the Company has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, or other business transactions involving our subsidiaries. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, as a ratification or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Directors’ Loan Committee, which permits the Bank to make loans to directors, executive officers and principal stockholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit exceeds $500,000; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

During the second quarter of 2011, the Bank resolved a $0.7 million nonperforming loan made to Bruce and Dee Dee Nollenberger, who are the brother-in-law and sister-in-law of Harry Kellogg, an executive officer of the Company. The largest aggregate amount of principal outstanding during 2011 was $0.7 million. During 2011, the Bank recovered total payments of $0.2 million, which was applied towards principal. $0.5 million has been charged off.

Additionally, during 2011, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Fund Investments

Managed Funds

In 2000, we formed two venture investment funds: SVB Strategic Investors Fund, LP (“SIF I”) and Silicon Valley BancVentures, LP (“SVBV”). SIF I is a $121.8 million fund that primarily invests in venture capital funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are subsidiaries of the Company and hold an interest in the respective funds. Certain of our directors have also invested in the funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($0.9 million) is a limited partner of SIF I, and Messrs. Hardymon (through his family limited partnership) ($1.5 million) and Kramlich ($1.0 million) are limited partners of SVBV.

In 2004, we created SVB Strategic Investors Fund II, LP (“SIF II”), a $175.0 million fund-of-funds that invests primarily in venture capital funds. SIF II is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. One of our directors has invested in SIF II and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($1.0 million).

In 2006, we created SVB India Capital Partners I, LP (“SICP”), a $53.9 million direct equity investment fund that invests in privately-held companies in India. SICP is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. Certain of our current and former directors have invested in SICP and hold a noncontrolling interest as a limited partner: Messrs. Benhamou (through Benhamou Global Ventures) ($0.3 million), and Friedman (through his family trust) ($0.1 million) and Mmes. Krishnan (through her family trust) ($0.3 million) and Rodeno ($0.3 million).

In 2007, we created SVB Capital Partners II, LP (“SCPII”), a $90.1 million fund that invests in privately-held companies. SCPII is managed by its general partner, a subsidiary of the Company, and holds an interest in the fund. One of our directors has invested in SCPII and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($0.5 million).

Sponsored Funds

In 2003, Gold Hill Venture Lending 03, LP, a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214.1 million. We have a majority interest in the general partner of the Gold Hill Funds, in addition to being a limited partner in one of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20.0 million. Certain of our current and former directors are also limited partners of the Gold Hill Funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($2.5 million) and Ms. Rodeno ($0.2 million).

In 2005, Partners for Growth II, LP, a special situation debt fund (“PFG II”), was created. The total size of PFG II is approximately $62.0 million and our investment in the fund was $15.0 million. The general partner of PFG II is not owned or controlled by us. Certain of our current and former directors are also limited partners in PFG II and hold a noncontrolling interest: Mr. Hardymon ($1.0 million) and Ms. Rodeno ($0.3 million).

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be an “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. The following executive officers participate in QIF, each with individual commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker, Jones, Kellogg, Verissimo and Wilcox, and Ms. Parsons. QIF is also a limited partner of, and holds an interest in, each of SIF I ($2.7 million), SIF II ($2.1 million) and SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements similar to those of QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. The following executive officers participate in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Wilcox, Becker, Jones, Kellogg and Verissimo, and Mdmes. Parsons and Dent. QIF II is also a limited partner of, and holds an interest in, each of SIF II ($0.4 million), SCPII ($0.8 million), SICP ($0.5 million), SVB Strategic Investors Fund III, LP (“SIF III”) ($1.0 million), Partners for Growth, LP (“PFG I”) ($0.8 million) and PFG II ($0.5 million). PFG I, a special situation debt fund, was created in 2004. The total size of PFG I is approximately $50.0 million and our investment in the fund was $25.0 million. The general partner of PFG I is not owned or controlled by us. SIF III is a $255.5 million fund-of-funds that invests primarily in private equity funds. SIF III is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 16, 2012. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (650) 213-8278

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 27, 2012, and

•	Not later than the close of business on January 26, 2013.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at www.sec.gov.

2011 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011, without charge, should address a written request to Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408)  496-2405). The report is also available electronically at www.svb.com/proxy.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

SVB FINANCIAL GROUP

2006 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors as of February 21, 2006

Approved by Shareholders as of May 11, 2006 and April 21, 2011

Amended by the Compensation Committee of the Board of Directors as of June 29, 2006,

April 26, 2007, October 22, 2008, March 7, 2011 and December 15, 2011, and by the Board of Directors as of February 22, 2011 and February 21, 2012

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:

(a)            “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)            “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)            “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)            “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)            “Board” means the Board of Directors of the Company.

(g)            “Cause” means:

(i)        An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

(ii)       A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company, or

(iii)      Any unauthorized disclosure of any of the secrets or confidential information of the Company, or

(iv)       Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

(v)        Engaging in any conduct which constitutes unfair competition with the Company; or

(vi)       Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

(h)            “Change in Control” means the consummation of any of the following transactions:

(i)        A merger or consolidation of Silicon Valley Bank (the “Bank”) or the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Bank or the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Bank or the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

(ii)       The filing of a plan of liquidation or dissolution of the Bank or the closing of the sale, lease, exchange or other transfer or disposition by the Bank or the Company of all or substantially all of the Bank’s assets;

(iii)      Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing fifty percent (50%) or more of the Voting Securities; or

(iv)      Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Bank, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors. For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of Directors.

(i)            “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)            “Common Stock” means the common stock of the Company.

(l)            “Company” means SVB Financial Group, a Delaware corporation, or any successor thereto.

(m)            “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n)            “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)            “Director” means a member of the Board.

(p)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)            “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)            “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(t)            “Fiscal Year” means the fiscal year of the Company.

(u)            “Full Value Award” means an Award granted with an exercise price, if any, less than the Fair Market Value on the date of grant of such Award.

(v)            “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)            “Option” means a stock option granted pursuant to the Plan.

(z)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)          “Participant” means the holder of an outstanding Award.

(bb)          “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(cc)          “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(dd)          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee)          “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ff)            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)          “Plan” means this 2006 Equity Incentive Plan.

(hh)          “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)          “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)            “Service Provider” means an Employee, Director or Consultant.

(mm)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(oo)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)          “Successor Corporation” has the meaning given to such term in Section 15(c) of the Plan.

3.	Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,525,000 Shares plus (i) any Shares which have been reserved but not issued under the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) as of the date of stockholder approval of this Plan and (ii) any Shares subject to stock options or similar awards granted under the 1997 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1997 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)            Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)            Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.	Administration of the Plan.

(a)            Procedure.

(i)        Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)       to select the Service Providers to whom Awards may be granted hereunder;

(iii)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)       to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)      to modify or amend each Award (subject to Section 20(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, or (C) subject to Section 4(d), accelerate the vesting provisions contained in Sections 8(e), 9(b), or 10(c) other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement;

(vii)      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)     to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)            Limitations on Vesting and Acceleration. Full Value Awards that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Service Providers without respect to any minimum vesting provisions included in the Plan. Further, all Full Value Awards that have their vesting discretionarily accelerated by the Administrator other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement, are subject to the 5% Limit. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the vesting of Full Value Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Full Value Awards to Service Providers without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Full Value Awards.

(e)            Vesting of Full Value Awards Granted to Directors. Full Value Awards that are granted on an annual basis to Directors following the Company’s Annual Meeting of Stockholders, shall become fully vested no earlier than the last day of the Director’s then current annual term of service as a member of the Board. Notwithstanding the foregoing, Full Value Awards granted pursuant to the 5% Limit or Full Value Awards that accelerate in connection with a Change in Control or upon or in connection with a Director’s termination of service due to death, Disability or retirement are not subject to the vesting provisions contained in this Section 4(e).

5.            Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.	Stock Options.

(a)            Limitations.

(i)        Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)       The following limitations will apply to grants of Options:

(1)        No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 250,000 Shares.

(2)        In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)        The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(4)        If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

(5)        The exercise price for an Option may not be reduced. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(b)            Term of Option.  The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)            Option Exercise Price and Consideration.

(i)        Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)        Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)       Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)            Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)        Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)       Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)       Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)        Termination for Cause.    If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi)       Other Termination.    A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.	Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)            Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 250,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares.

(c)            Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)            Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)            Expiration of Stock Appreciation Rights.  The Administrator will determine the term of each Stock Appreciation Right in its sole discretion. Any Stock Appreciation Right granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)            Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)       The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.	Restricted Stock.

(a)            Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 125,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)            Transferability.   Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)            Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)            Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that, with respect to Restricted Stock granted to Employees or Consultants, and except as otherwise provided in Section 15(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(f)            Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)            Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)        Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Restricted Stock Units.

(a)            Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 125,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b)            Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Restricted Stock Units granted to Employees or Consultants, and except as otherwise provided in Section 15(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(c)            Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)            Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)            Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.	Performance Units and Performance Shares.

(a)            Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 125,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b)            Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)            Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Performance Units/Shares granted to Employees or Consultants, and except as otherwise provided in Section 15(c), Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability, or retirement.

(d)            Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e)            Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)            Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.          Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; earnings; revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; revenue; sales; or total return to stockholders. With respect to the Company as a whole or a business unit of the Company, any Performance Goals may be: (i) used to measure specific performance levels or growth over certain performance periods, and (ii) may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Compensation Committee of the Board (the “Committee”) will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12.          Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

13.          Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.          Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)            Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)            Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.	Tax Withholding

(a)            Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)            Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.          No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.          Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.          Term of Plan.  Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20.	Amendment and Termination of the Plan.

(a)            Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)            Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares.

(a)            Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.          Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.          Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SVB Financial Group

SVB FINANCIAL GROUP

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All

Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote

FOR the following:

1. Election of Directors

Nominees

01 Greg W. Becker 02 Eric A. Benhamou 03 David M. Clapper 04 Roger F. Dunbar 05 Joel P. Friedman

06 C. Richard Kramlich 07 Lata Krishnan 08 Jeffrey N. Maggioncalda 09 Kate D. Mitchell 10 John F. Robinson

11 Garen K. Staglin 12 Kyung H. Yoon

The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain

2 To approve the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,100,000 shares of common stock for issuance thereunder.

3 To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012.

4 To approve an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”).

The Board of Directors does not have a recommendation for voting on the following proposal: For Against Abstain

6 To transact such other business as may properly come before the meeting and any postponements or adjournments thereof,

according to the Proxy Holders’ decision and in their discretion.

For address change/comments, mark here. (see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000127400_1 R1.0.0.11699

SVB Financial Group

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Letter to Stockholders from the Chief Executive Officer, and 2011 Form 10-K Annual Report is/are available at www.proxyvote.com.

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 2012

The undersigned appoints GREG W. BECKER and MARY J. DENT, or either of them, with full power of substitution for himself or herself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 26, 2012, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000127400_2 R1.0.0.11699

SVB Financial Group

LETTER TO OUR STOCKHOLDERS

To our stockholders, clients and employees: 2011 was an outstanding year for us. Thanks to the strength of our clients in the innovation sector and our single-minded focus on helping them succeed, we delivered strong financial results and reached several historic milestones, even as other banks struggled due to a lackluster economy and a low–interest rate environment.

Greg Becker, President and CEO
SVB Financial Group and Silicon Valley Bank

SVB FINANCIAL GROUP: Letter to Our Stockholders

Silicon Valley Bank
INNOVATION

LETTER TO OUR STOCKHOLDERS
2011 Highlights

- **Record net income of $172 million and record earnings per share of $3.94**
- **Record net interest income of $526 million, despite historic low interest rates**
- **All-time-high period-end loan balances of $7 billion (representing 26 percent growth)**
- **All-time-high period-end deposits of $16.7 billion (representing 17 percent growth)**
- **Record total period-end assets of $20 billion (representing 14 percent growth)**
- **Outstanding credit quality with net recoveries of $1.2 million**
- **High-performing return on equity of 11.87 percent**
- **Continued strong capital levels and liquidity**

On the heels of this strong performance, in January 2012 SVB was recognized by FORTUNE magazine as one of the "100 Best Companies to Work For®," which is a tribute to our people and the culture we have built over so many years.

Many things contributed to our exceptional performance in this environment, but the most important factors, in my view, were our consistent focus on innovative companies and our dedication to our mission of helping them succeed.

Serving the Innovation Sector

For nearly 30 years, SVB has served the innovation sector and its investors. The innovation sector differs from most other parts of the economy in that it typically experiences high growth and rapid change, making it relatively resilient throughout economic cycles. In 2011, our clients enjoyed strong business and investment activity relative to the broader economy as well as a robust merger-and-acquisition landscape and an improved initial public offering market. These positive conditions and our solid execution in delivering value to our clients contributed to our strong performance across all aspects of our business.

Helping Our Clients Succeed

Our mission has always been to increase our clients' probability of success. That means supporting them at all stages of their development, with products and services, credit and advice—from their earliest days as startups through their evolution into global companies with revenues in the hundreds of millions or billions of dollars. Our commitment to this mission has driven our investment in the people, products and platform necessary to fulfill it. Through these activities, we have built a globally recognized brand and a reputation as *the* Bank for innovation companies and their investors worldwide. This recognition has helped us to strengthen our market position through strong new client acquisition, as evidenced by our growing market share.

In April 2011, after 18 years with the company, I became President and CEO of SVB Financial Group and Silicon Valley Bank. In this role, I remain focused on our strategy but with an increased emphasis on several initiatives:

- Enhancing the way we deliver on our mission to clients
- Creating a truly global organization, and
- Continuing to build a scalable platform to support our clients' growth and our growth

These initiatives are designed to better meet the needs of our current clients while enabling us to attract new clients and grow key areas of our business where we feel there is significant opportunity. Domestically, the opportunity has never been better, particularly among later-stage and larger companies—what we call our "growth" and "corporate finance" clients—as well as our Private Bank. Internationally, we see opportunities in four

SVB FINANCIAL GROUP: Letter to Our Stockholders

Silicon Valley Bank
BUSINESS
5412 7512 3412 3456
LEE M. CARDHOLDER
SILICON VALLEY BANK
SINGAPORE

major regions, where innovation and entrepreneurialism are gaining momentum: the United Kingdom and Europe, China, Israel and India.

Enhancing Delivery of Our Mission

We continue to invest significantly in our business to ensure we are delivering on our mission to help our clients succeed. In 2011 we hired senior, experienced professionals with specific expertise in areas key to our growth, such as buyout lending, corporate finance, private banking and global operations. We developed new product lines and payment solutions, enhanced our credit solutions and expanded our banking network.

The addition of experienced professionals and new product lines will continue to enhance our clients' experience of working with us.

Creating a Global Organization

We take a global view of our efforts because innovation companies tend to operate globally earlier in their lives than other companies, in order to take advantage of market opportunities and efficiencies. As a result, many of our clients focus on global expansion.

In 2011 we completed the majority of the work associated with building and developing our banking platform in the UK in anticipation of final approval of our branch application there. We expect to be servicing clients through our UK branch later this year.

Also in 2011, our former CEO, Ken Wilcox, took on a new role focused on our Asia strategy and is now responsible for leading efforts around our planned joint-venture bank in China. We have recently received approval from Chinese regulators to pursue development of our joint-venture bank, the first U.S. commercial bank ever to be granted such approval. We hope to have the joint-venture bank up and running sometime this year. More of our US clients are taking advantage of our Asia presence and leveraging our global treasury and advisory services every day.

Building a Scalable Platform for Growth

To continue to deliver value for our stockholders and clients, it is essential that we build a scalable, global platform that can support both SVB and our clients as we grow. To this end, we have continued our investments in a number of key initiatives and enhancements to our banking platform:

- A global core banking system to give clients a single, integrated point of access to all of their accounts around the world
- An enhanced global payment system that allows clients to collect 75 different forms of international payments in the United States, Europe, Asia and Latin America
- Enhanced online and mobile systems to make it easy for clients to interact with us anywhere at any time
- An upgrade to our information technology backbone
- Initiation of a new operations center in Tempe, Arizona, designed to allow us to support our growth more cost-effectively

In 2011 our investments delivered meaningful benefits in the form of strong client acquisition, impressive loan and deposit growth, and robust fee income from foreign exchange and credit cards. Moving forward we believe they will provide a foundation for significant future growth, market share gains among larger companies and global expansion of our model.

As we enter 2012, we are preparing to make another change. Pete Hart, who has served as an independent director of SVB for the past 11 years—nine of those as chairman of our Board of Directors—will be stepping down from the Board. Pete has led the Board through some of SVB's most important transitions. Through his

SVB FINANCIAL GROUP: Letter to Our Stockholders

leadership and passion for SVB over the years, Pete has played a key role in shaping the company we are today. I would like to thank Pete for his tremendous contribution to our success and wish him the very best in the future.

Our new Chairman-Elect, Roger Dunbar, has been a member of SVB's Board of Directors since 2004 and an advisory board member since 2000. Roger is the former Vice Chairman of Ernst & Young's Strategic Growth Markets and Venture Capital practice, whose long history of global experience with public and private technology companies and venture capital has been an exceptional asset to us during his board tenure. We believe he is the ideal choice for our next Chairman of the Board.

Moving forward I believe SVB is stronger, more capable and better positioned than ever before. I would like to thank our stockholders for their confidence in SVB and their belief in our vision. I'd also like to thank our clients for their continued trust and support. And I would like to thank our employees, whose dedication, drive and enterprising spirit are the key ingredients in our success.

I am extremely proud of the organization we've built and of everything we've accomplished in the past year. I believe we have tremendous opportunities ahead and the actions we are taking today will allow us to make the most of them for our stockholders and our clients.

Greg Becker, President and CEO
SVB Financial Group and Silicon Valley Bank

Net Income
Millions
$200
$150
$100
$50
$0
$22.7
$95.0
$171.9
2009
2010
2011

Earnings Per Share - Diluted
$5.00
$2.50
$0.00
$0.66
$2.24
$3.94
2009
2010
2011

Return on Average Equity
15%
10%
5%
$0
3%
3%
6%
8%
7%
12%
2009
2010
2011
Top 100 Bank Holding Companies
SVB Financial Group

Median ROE for Top 100 bank holding companies (based on asset size in each recorded year). Source for Top 100 bank holding company ROE: SNL Financial.

SVB> *Find a way* | SVB Financial Group

CORPORATE HEADQUARTERS 3005 Tasman Drive Santa Clara, CA 95054 U.S.A. Phone 408.654.7400 svb.com

This letter contains forward looking statements within the meaning of applicable federal securities laws. Such statements are predictions and actual results may differ materially. Information about factors that could cause actual results to differ materially from our forward looking statements is provided in our 2011 Annual Report on Form 10-K.

©2012 SVB Financial Group. All rights reserved. Member Federal Reserve System. SVB>, SVB>Find a way, SVB Financial Group, and Silicon Valley Bank are registered trademarks. FG-12-12004. Rev 03-01-12.

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